As filed with the Securities and Exchange Commission on November 3, 2014
                            Registration No.________
 ==============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IVDESK HOLDINGS, INC.
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                        7372                   45-4916705
------------------------------ ----------------------------  -------------------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

 1515 CENTRAL AVENUE NE, SUITE 100, MINNEAPOLIS, MN 55413/ PHONE (612) 605-5461
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                    ALAN F. BIGNALL, CHIEF EXECUTIVE OFFICER
 1515 CENTRAL AVENUE, NE, SUITE 100, MINNEAPOLIS, MN 55413/ PHONE (612) 605-5461
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                       Michael A. Littman, Attorney at Law
    7609 Ralston Road, Arvada, CO 80002 phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

----------------------------- ----------- -------------------------- -----------
Large accelerated filer         [___]     Accelerated filer              [___]
----------------------------- ----------- -------------------------- -----------
Non-accelerated filer           [___]     Smaller reporting company      [_X_]
(Do not check if a smaller
 reporting company)
----------------------------- ----------- -------------------------- -----------

                                           CALCULATION OF REGISTRATION FEE

                                                                               PROPOSED MAXIMUM          AMOUNT OF
  TITLE OF EACH CLASS OF       AMOUNT TO BE         PROPOSED MAXIMUM          AGGREGATE OFFERING       REGISTRATION
SECURITIES TO BE REGISTERED     REGISTERED      OFFERING PRICE PER SHARE           PRICE(1)                 FEE
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common Stock by Selling          1,588,603                $2.50                 $3,971,507.50             $461.49
Shareholders

----------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             (SUBJECT TO COMPLETION)
                                   PROSPECTUS

                              IVDESK HOLDINGS, INC.

            1,588,603 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS

We are registering securities for sale on behalf of selling shareholders. 1,588,603 shares of common stock are being registered for sale on behalf of selling shareholders.

We will NOT receive any proceeds from sales of shares by selling shareholders.

Our selling shareholders plan to sell common shares at $2.50 publicly or privately, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time or in privately negotiated transactions at a price subject to negotiation. There is no market price for the stock, as it is not listed for public trading, and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. The price was arbitrarily set at $2.50 per share, based on speculative concept unsupported by any other comparables. We have set the initial fixed price as follows:

           TITLE                               PRICE PER SHARE
-------------------------- ----------------------------------------------------
        Common Stock                                $2.50

At any  time  after a market  develops,  our  security  holders  may sell  their
securities   at  market   prices  or  at  any  price  in  privately   negotiated
transactions.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE 6 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Currently there is no public trading market for our stock, and we have not applied to have the common stock quoted for trading in any venue. We intend to apply to have the common stock quoted on the OTC Bulletin Board immediately after this registration statement becomes effective. No trading symbol has yet been assigned.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. (See "Description of Securities - Shares").

The information in this prospectus is not complete and may be changed. Our Shareholders may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this Prospectus is November 3, 2014.

TABLE OF CONTENTS

====================== ================================================== ======
PART I -  INFORMATION                                                      Page
REQUIRED IN PROSPECTUS                                                      No.
---------------------- -------------------------------------------------- ------
ITEM 1.                Front of Registration Statement and Outside Front
                       Cover Page of Prospectus
---------------------- -------------------------------------------------- ------
ITEM 2.                Prospectus Cover Page
---------------------- -------------------------------------------------- ------
ITEM 3.                Prospectus Summary Information, Risk Factors and
                       Ratio of Earnings to Fixed Charges                    3
---------------------- -------------------------------------------------- ------
ITEM 4.                Use of Proceeds                                      18
---------------------- -------------------------------------------------- ------
ITEM 5.                Determination of Offering Price                      18
---------------------- -------------------------------------------------- ------
ITEM 6.                Dilution                                             18
---------------------- -------------------------------------------------- ------
ITEM 7.                Selling Security Holders                             19
---------------------- -------------------------------------------------- ------
ITEM 8.                Plan of Distribution                                 22
---------------------- -------------------------------------------------- ------
ITEM 9.                Description of Securities                            22
---------------------- -------------------------------------------------- ------
ITEM 10.               Interest of Named Experts and Counsel                23
---------------------- -------------------------------------------------- ------
ITEM 11.               Information with Respect to the Registrant           23
---------------------- -------------------------------------------------- ------
                       a. Description of Business                           23
                       b. Description of Property                           29
                       c. Legal Proceedings                                 29
                       d. Market for Common Equity and Related
                           Stockholder Matters                              29
                       e. Financial Statements                              30
                       f. Selected Financial Data                           65
                       g. Supplementary Financial Information               65
                       h. Management's  Discussion and Analysis of
                           Financial Condition and Results of Operations    65
                       i. Changes In and Disagreements With Accountants
                           on Accounting and Financial Disclosure           71
                       j. Quantitative and Qualitative Disclosures
                           About Market Risk                                71
                       k. Directors and Executive Officers                  71
                       l. Executive and Directors Compensation              73
                       m. Security Ownership of Certain Beneficial Owners
                           and Management                                   78
                       n. Certain Relationships, Related Transactions,
                           Promoters And Control Persons                    79
---------------------- -------------------------------------------------- ------
ITEM 11 A.             Material Changes                                     80
---------------------- -------------------------------------------------- ------
ITEM 12.               Incorporation of Certain Information by Reference    81
---------------------- -------------------------------------------------- ------
ITEM 12 A.             Disclosure of Commission Position on
                        Indemnification for Securities Act Liabilities      81
---------------------- -------------------------------------------------- ------
PART II - INFORMATION
NOT REQUIRED IN
PROSPECTUS
---------------------- -------------------------------------------------- ------
ITEM 13.               Other Expenses of Issuance and Distribution          83
---------------------- -------------------------------------------------- ------
ITEM 14.               Indemnification of Directors and Officers            83
---------------------- -------------------------------------------------- ------
ITEM 15.               Recent Sales of Unregistered Securities              84
---------------------- -------------------------------------------------- ------
ITEM 16.               Exhibits and Financial Statement Schedules           85
---------------------- -------------------------------------------------- ------
ITEM 17.               Undertakings                                         87
---------------------- -------------------------------------------------- ------
                       Signatures                                           88
---------------------- -------------------------------------------------- ------

ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES
--------------------------------------------------------------------------------

OUR COMPANY

Our Company, IVDesk Holdings, Inc. ("IVDesk", the "Company", or "We", "us"), incorporated in the State of Delaware in March 2012 with operations located in Minneapolis, Minnesota, provides complete, cloud computing services (information technology) to small to mid-sized organizations ("SMB").

Our primary service offering is Private Cloud Services, which eliminates all on premise servers by delivering all of each customer's existing applications and data from our data center which houses our high-speed servers, security systems, and support equipment. The customer's employees can then access their own personal desktop, familiar application screens, and all data - anytime, from anywhere, with any internet connected device (i.e. personal computer, tablets or smart phones.)

CORPORATE HISTORY

On September 14, 2012, we entered into an Asset Purchase Agreement ("the Asset Purchase Agreement") with Focused Solutions Consulting, Inc. ("FSC"). FSC was a Minneapolis, Minnesota based company providing online computing services including its cloud services businesses known as the Internet Virtual Desktop or "IVDesk" since 2001. The Asset Purchase Agreement provided for us to acquire FSC assets in exchange for 4,000,000 newly issued shares of our common stock. Prior to the Agreement, we were newly formed to acquire the FSC assets and had nominal net assets and operations.

Our acquisition of FSC was accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions. Under reverse acquisition accounting, the FSC business, the legal acquiree, was treated as our accounting acquirer. Consequently our financial results are reported for all periods presented, consolidated with those of the prior FSC business from September 14, 2012 onwards. All outstanding shares have been adjusted to reflect the effect of the acquisition.

COMPANY OVERVIEW

The IVDesk platform provides customers with the ability to have their entire IT (information technology) operations (all applications and data) delivered to them from enterprise class data centers without changing the workflow for employees.

Our service offerings are described below:

         PRIVATE CLOUD SERVICES. Our primary offering has two revenue components: i) a one-time installation fee for each customer, and ii) a monthly reoccurring fee which is based on a fixed monthly fee for each user in the customer organization. Contract periods are generally 3 years and per user pricing for any customer depends on the number and complexity of the applications needed. This monthly fee includes ongoing customer support, application updates, system maintenance, and system upgrades. Customers can add, subtract or change users with one call and the fees are adjusted on the next billing.

         CLOUD HOSTING SERVICES. Our technology makes it possible for application developers to deliver a specific application from the cloud to users across one or more companies. We are providing this service to a limited number of customers during 2013 and during 2014 have begun to offer it to a greater number of customers.

         PROFESSIONAL SERVICES. We offer a limited (and decreasing) amount of consulting, equipment purchasing and other services which are typically one-time billings and occur on an as needed basis.

We have developed a market-hardened private cloud solution that hosts each customer's entire IT system, all data and applications. We replicate the desktop of every employee so that workflow does not change, rather production increases in speed, becomes more mobile and more reliable. The benefits include:

         IMPROVED RELIABILITY THROUGH REDUNDANCY. Each customer's private vault is built with redundant components and paths at all levels. Our equipment breaks like all other equipment but we include a failover capability for all core facilities such as power, security, storage, and databases so users keep on working. Customers know that their system failures will increase with equipment ageing, applications ageing, malware infections, update mistakes and other issues. Most on-premises and cloud computing IT vendors provide non-redundant equipment and use backup & restore as their only protection to system failures but we go further. Although we provide backup & restore and disaster recovery, our highly redundant systems with failover procedures for continuous operation are clearly more reliable.

         ZERO DOWNTIME INSTALLATION. Customers have learned to dread new IT implementation projects, but moving to our Private Cloud Service is pain free. We install and fully test each new Private Cloud Service solution while the customer is still running on their historic system. When testing is complete, employee production is seamlessly cutover with each employee fully functioning on familiar desktops and application screens.

         BYOD ("BRING YOUR OWN DEVICE") MOBILE SOLUTION. Many solutions restrict access to specific devices that have special software installed on them. Our Private Cloud Service can be accessed at anytime from anywhere on the device of the user's choice ... including computers, tablets, and smart phones.

         SINGLE-PROVIDER SOLUTION. We deliver all applications chosen by each customer for their operations whether the applications are cloud ready or not. We have the capability to provide applications to customers in different industry segments such as Legal, Accounting and Auditing, Healthcare, Non-Profit, Manufacturing, and Retail businesses.

Factors that make this offering highly speculative or risky are:

     o    There is a limited market for any securities;
     o We have little experience with the requirements of a public reporting company; and
     o    We are undercapitalized.

Our executive offices are located at 1515 Central Avenue, NE, Suite 100, Minneapolis, MN 55413 and the telephone number is (612) 605-5461. We maintain a website at www.ivdesk.com, such website is not incorporated into or a part of this filing.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

     o A requirement to have only two years of audited financial statements and only two years of related MD&A ;

     o Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

     o Reduced disclosure about the emerging growth company's executive compensation arrangements; and

     o No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies."

SUMMARY OF FINANCIAL INFORMATION

The Summary Financial Information presented below is as of and for the six months ended June 30, 2014:

------------------------ ----------------------------------------------------
                                                         As of June 30, 2014
------------------------ ----------------------------------------------------
Total Assets                                                      $1,229,190
------------------------ ----------------------------------------------------
Current Liabilities                                                 $770,594
------------------------ ----------------------------------------------------
Stockholders' Deficit                                             $(308,400)
------------------------ ----------------------------------------------------

------------------------ ----------------------------------------------------
                                      For the Six Months Ended June 30, 2014
------------------------ ----------------------------------------------------
Revenues                                                          $1,187,840
------------------------ ----------------------------------------------------
Net Loss                                                          $(871,187)
------------------------ ----------------------------------------------------

At June 30, 2014, the accumulated deficit was $(3,231,866). At December 31, 2013, the accumulated deficit was $(2,360,679). We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

THE OFFERING

We are registering 1,588,603 shares for sale on behalf of selling shareholders. We will not receive any proceeds of sales.

Our common stock as registered herein, only will be transferable by Selling Shareholders immediately after the effectiveness of this Registration Statement. (See "Description of Securities")

=================================================================== ===========
Common shares outstanding before this offering                       6,222,001
------------------------------------------------------------------- -----------
Maximum common shares being offered by our existing
 selling shareholders                                                1,588,603
------------------------------------------------------------------- -----------
Maximum common shares outstanding after this offering                6,222,001
=================================================================== ===========

We are authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 and 5,000,000 shares of preferred stock with a par value of $0.0001. Our current shareholders, officers and directors collectively own 6,222,001 shares of restricted common stock as of June 30, 2014.

Currently there is no public trading market for our stock, and we have not applied to have the common stock quoted for trading in any venue. We intend to apply to have the common stock quoted on the OTC Markets immediately after this registration statement becomes effective. No trading symbol has yet been assigned.

                       RISK FACTORS RELATED TO OUR COMPANY

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR INVESTORS.

There is no assurance that we will ever recognize positive net income. During the years ended December 31, 2013 and 2012, we did recognize gross profits of $1,233,313 and $738,976, respectively, but during the same periods we recognized net losses of $(1,582,045) and $(512,809), respectively. During the six months ended June 30, 2014 and 2013, we recognized gross profits of $789,229 and $512,212, respectively, but during the same periods we recognized net losses of $(871,187) and $(974,905), respectively. There is no assurance that we will generate sufficient revenues or profits to recognize positive net income, or that the market price of our common stock, when listed, will be increased thereby.

OUR AUDITORS HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING.

Although we are not yet subject to the certification or attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in connection with their audits of the financial statements of December 31, 2013 and 2012 in preparation for this offering, our independent registered public accounting firm identified deficiencies that it concluded represented material weaknesses in our internal control over financial reporting. The first finding by our independent registered public accounting firm relates to our internal controls over the monthly financial statement close process and that our Company did not perform detailed reconciliations and appropriate reviews of certain critical accounts and estimates. The second identified material weakness was a result of a lack of segregation of duties, particularly surrounding the financial statement close process. Under auditing standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency or combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. We cannot provide any assurance that there will not be other material weaknesses that our independent registered public accounting firm or we will identify. If such issues are identified or if we are unable to produce accurate and timely financial statements, our stock price may be adversely affected and we may be unable to maintain compliance with listing requirements of our stock exchange.

WE MAY IN THE FUTURE ISSUE MORE SHARES, WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be that those new stockholders would control our Company, and persons unknown could replace our management. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

WE HAVE OPTIONS ISSUED AND OUTSTANDING WHICH ARE CONVERTIBLE INTO OUR COMMON STOCK. A CONVERSION OF SUCH EQUITY INSTRUMENTS COULD HAVE A DILUTIVE EFFECT TO EXISTING SHAREHOLDERS.

At June 30, 2014, we had options issued and outstanding exercisable into 1,398,352 shares of our common stock and warrants issued and outstanding exercisable into 50,000 shares of our common stock at ranges from $0.38 to $2.50 per share. The options have vesting terms and, at June 30, 2014, 581,834 shares were exercisable. All of the warrants were exercisable. The exercise of the options and warrants into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES, WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us conflict of interest business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any conflicting business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY DELAWARE GENERAL CORPORATION LAW.

Delaware General Corporation Law provides for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS' LIABILITY TO SHAREHOLDERS AND US IS LIMITED.

Delaware General Corporation Law excludes personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

                   RISK FACTORS RELATING TO OUR BUSINESS PLAN

Any person or entity contemplating an investment in the securities offered hereby should be aware of the high risks involved and the hazards inherent therein. Specifically, the investor should consider, among others, the following risks:

WE MAY BE UNABLE TO FULLY IMPLEMENT OUR BUSINESS PLAN WITHOUT RAISING ADDITIONAL MONEY THROUGH THE SALE OF DEBT OR EQUITY SECURITIES, OR OBTAINING OTHER FINANCING.

We may not be able to successfully implement our business strategy. Any such failure may adversely affect the business and results of operations. Unless we can generate revenues sufficient to implement our Business Plan, we may need to obtain additional financing through debt or bank financing, or through the sale of shareholder interests to execute our Company's Business Plan. We may not be able to obtain this financing at all or on terms that are favorable or acceptable to us. Moreover, if we issue additional equity securities to support our operations, Investor holdings may be diluted.

We rely on the sales force of third-party sales organizations with limited support from our own selling resources. The third party relationships and internal organization are not fully developed at this time and must be developed. We may not be able to hire effective inside sales people to help our third party sales organizations close sales. There is no assurance that these approaches will improve sales. Further, using only a direct sales force would be less cost-effective than our plan to use third-party sales organizations. In addition, a direct sales model may be ineffective if we were unable to hire and retain qualified salespeople and if the sales force fails to complete sales. Moreover, even if we successfully implement our business strategy, we may not have positive operating results. We may decide to alter or discontinue aspects of our business strategy and may adopt different strategies due to business or competitive factors.

The growth of our business is dependent, in large part, upon the development of, and market opportunities for, our services offerings. Market opportunities that we expect to exist may not develop as expected, or at all. For example, a substantial percentage of our service offering is oriented around data sharing, storage and off-site protection. If lower cost alternatives are developed, our sales would decrease and our operating results would be negatively affected. Moreover, even if market opportunities develop as expected, new technologies and services offerings introduced by competitors may significantly limit our ability to capitalize on any such market opportunity. Our failure to capitalize on expected market opportunities would adversely affect revenue growth.

The lack of operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast revenues and operating results. We anticipate that revenues and operating results might fluctuate in the future due to a number of factors including the following:

     o    The timing of sales for current services offerings
     o    The timing of new product implementations
     o    Unexpected delays in introducing new services offerings
     o Increased expense related to sales and marketing, product development or administration
     o    The mix of products in our Company's services offerings
     o    Costs related to possible acquisitions of technology or business.

WE MAY BE UNABLE TO COMPETE WITH LARGER, MORE ESTABLISHED COMPETITORS.

The market for providing cloud computing services is competitive. We expect competition to intensify in the future. Many of our Company's potential competitors have longer operating histories, larger customer bases, greater recognition and significantly greater resources. As a result, competitors may be able to respond more quickly to emerging technologies and changes in customer requirements than us. The continuous and timely introduction of competitively priced services offerings into the market is critical to our success, and there can be no assurance that we will be able to introduce such services offerings. We may not be able to compete successfully against competitors, and the competitive pressures we face may have an adverse effect on our business.

IF WE ARE UNABLE TO SUCCESSFULLY DEVELOP AND MARKET ADDITIONAL SERVICES AND/OR NEW GENERATIONS OF OUR SERVICES OFFERINGS OR MARKET OUR SERVICES OFFERINGS TO A BROAD NUMBER OF CUSTOMERS, WE MAY NOT REMAIN COMPETITIVE.

Our future success and our ability to increase net revenue and earnings depend, in part, on our ability to develop and market new additional services and/or new generations of our current services offerings and market our existing services offerings to a broad number of customers. However, we may not be able to, among other things:

     o successfully develop or market new services offerings or enhance existing services offerings;
     o educate third-party sales organizations adequately for them to promote and sell our services offerings;
     o develop, market, and distribute existing and future services offerings in a cost-effective manner; or
     o    operate the facilities needed to provide its services offerings.

If we fail to develop new services offerings, or if we incur unexpected expenses or delays in product development or integration, we may lose our competitive position and incur substantial additional expenses or may be required to curtail or terminate all or part of the present planned business operations.

Our failure to do any of the foregoing could have a material adverse effect on our business, financial condition and results of operations. In addition, if any of our current or future services offerings contain undetected errors or design defects or do not work as expected for our customers, our ability to market these services offerings could be substantially impeded, resulting in lost sales, potential reputation damage and delays in obtaining market acceptance of these services offerings. We cannot assure you that we will continue to successfully develop and market new or enhanced applications for our services offerings. If we do not continue to expand our services offerings portfolio on a timely basis or if those products and applications do not receive market acceptance, become regulatory restricted, or become obsolete, we will not grow our business as currently expected.

WE OPERATE IN A VERY COMPETITIVE ENVIRONMENT.

There are four types of competitors for our service offerings.

     (1) The value-added resellers and other vendors of hardware and software for on-site installation do not typically have an offering similar to our cloud-based services. However, they are the primary historic IT suppliers to our targeted customers and will actively work to defend their customer base.

     (2) There are a number of providers offering cloud based applications but they typically offer only one or two applications of their choosing instead of our offering which moves all of a customer's chosen applications to the cloud.

     (3) There are a few providers that offer more than two applications from the cloud. However currently, these providers typically offer only those applications they have chosen.

     (4) There are a few integrators or outsourcers that will move a customer's hardware and software to the cloud. These solutions tend to be priced much higher and are currently not considered a direct competitor to our services offering.

The cloud based services industry is characterized by rapid change resulting from technological advances and new services offerings. Certain competitors have substantially greater capital resources, larger customer bases, larger sales forces, greater marketing and management resources, larger research and development staffs and larger facilities than ours and have more established reputations with our target customers, as well as distribution channels that are entrenched and may be more effective than us. Competitors may develop and offer technologies and products that are more effective, have better features, are easier to use, are less expensive and/or are more readily accepted by the marketplace than our offerings. Their products could make our technology and service offerings obsolete or noncompetitive. Competitors may also be able to achieve more efficient operations and distribution than we may be able to and may offer lower prices than we could offer profitably. We may decide to alter or discontinue aspects of our business and may adopt different strategies due to business or competitive factors or factors currently unforeseen, such as the introduction by competitors of new products or services technologies that would make part or all of our service offerings obsolete or uncompetitive.

In addition, the industry could experience some consolidation. There is also a risk that larger companies will enter our markets.

IF WE FAIL TO MAINTAIN EFFECTIVE RELATIONSHIPS WITH OUR MAJOR VENDORS, OUR SERVICES OFFERINGS AND PROFITABILITY COULD SUFFER.

We use third party data center providers to house our cloud-based hardware and software. In addition, we lease/purchase hardware, software and services from external suppliers. Accordingly, we must maintain effective relationships with our supply base to source our needs, maintain continuity of supply, and achieve reasonable costs. If we fail to maintain effective relationships with our supply base, this may adversely affect our ability to deliver the best products to our customers and our profitability could suffer.

OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED BY THE PERFORMANCE OF THIRD-PARTY DISTRIBUTORS ,CONSULTANTS , AND SERVICES PROVIDERS AND OUR ABILITY TO MAINTAIN THESE RELATIONSHIPS ON TERMS THAT ARE FAVORABLE.

We will use third-party sales organizations, along with our sales employees, to sell our services. These third party sales organizations operate independently, and we have limited control over their operations, which exposes us to significant risks. These sales organizations may not commit the necessary resources to market and sell our service offerings and these sales organizations have non-exclusive relationships with us, meaning they may also market and sell competitive products and services. In addition, many of these third party sales organizations may not comply with the laws and regulatory requirements in their local jurisdictions, which may limit their ability to market or sell our service offerings. If current or future distributors do not perform adequately, or if we are unable to locate and retain competent distributors and secure their services on favorable terms, or at all, we may be unable to increase or maintain our level of net revenue in these markets or enter new markets, and we may not realize our expected growth.

We rely to some degree upon third parties to augment product development and licensed software. For example, we rely on Microsoft or others to supply certain software or applications for our service offerings and third parties also assist with product development and testing activities. To the extent any of these parties fail to deliver their components and other services in a timely manner or within required specifications or pricing, we could be adversely affected.

WE WILL CONDUCT SUBSTANTIALLY ALL OF OUR OPERATIONS AT CENTRALLY LOCATED FACILITIES AND AT COMMERCIAL DATA CENTERS AND ANY FIRE, EXPLOSION, VIOLENT WEATHER CONDITIONS OR OTHER UNANTICIPATED EVENTS AFFECTING THESE FACILITIES COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We will conduct the majority of our operations, as well as most of our sales, and administrative activities, at our headquarter facility. We will use commercial data centers to operate our cloud based services and connect to the Internet. Any of these facilities are subject to the risk of catastrophic loss due to unanticipated events, such as fires, explosions or violent weather conditions. The facilities that we use to sell and provide services would need to be replaced or repaired. We may also experience data center shutdowns or periods of reduced operations as a result of regulatory issues, equipment failure or delays in deliveries. Any disruption or other unanticipated events affecting our facilities and therefore our sales, operations, research and development and administrative activities would adversely affect our business, financial condition and the results of operations. We carry insurance for damage to property and the disruption of business. Such insurance coverage, however, may not be sufficient to cover all potential losses and may not continue to be available to us on acceptable terms, or at all.

ANY FAILURE OF THE PHYSICAL OR ELECTRONIC SECURITY THAT RESULTED IN UNAUTHORIZED PARTIES GAINING ACCESS TO CUSTOMER DATA COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We use commercial data centers to house our cloud based services and the associated customer data. Any data center is subject to the risk of physical or electronic intrusion by unauthorized parties. We have a multi-homed firewalls and Intrusion Detection / Prevention systems to protect against electronic intrusion and two physical security levels in our data centers. Our policy is to close all external ports as a default. Robust anti-virus software runs on all client servers. Systems have automated monitoring and alerting for unusual activity. We also have a Security Officer who monitors these systems. Although we have better security systems and expertise than the vast majority of our clients currently have in place, any failure of these systems could adversely affect our business growth and financial condition.

ANY FAILURE OF OUR MANAGEMENT INFORMATION SYSTEMS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our rapid growth may continue to place a significant strain on our managerial, operational and financial resources and systems. We depend on our management information systems to support our customer support, sales, development and administrative staff and to manage our service offerings. We also depend on our management information system to actively monitor our services and for billing and other customer related invoicing. The inability of our management information systems to operate as we anticipate could damage our reputation with customers, disrupt business or result in, among other things, decreased net revenue and increased overhead costs. As a result, any such failure could harm our business, financial condition and results of operations.

DEMAND FOR OUR SERVICE OFFERINGS MAY DECREASE IF NEW GOVERNMENT REGULATIONS SUBSTANTIALLY INCREASE COSTS, LIMIT DELIVERY OR CHANGE THE USE OF INTERNET ACCESS AND OTHER PRODUCTS ON WHICH OUR SERVICE OFFERINGS DEPEND.

We are dependent on Internet access to deliver our service offerings. If new regulations are imposed that limit the use of the Internet or impose significant taxes on services delivered via the Internet it could change our cost structure and/or affect its business model. The significant changes in regulatory costs or new limitations on Internet use could impact our ability to operate as we anticipate, could damage our reputation with our customers, disrupt our business or result in, among other things, decreased net revenue and increased overhead costs. As a result, any such failure could harm our business, financial condition and results of operations.

 RISKS RELATING TO OUR COMPANY'S INTELLECTUAL PROPERTY AND POTENTIAL LITIGATION

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS, IF ANY.

There can be no assurances that we will be able to obtain intellectual property protection that will effectively prevent any competitors from developing or marketing the same or a competing technology. In addition, we cannot predict whether we will be subject to intellectual property litigation the outcome of which is subject to uncertainty and which can be very costly to pursue or defend. We will attempt to continue to protect our proprietary designs and to avoid infringing on the intellectual property of third parties. However, there can be no assurance that we will be able to protect our intellectual property or avoid suits by third parties claiming intellectual property infringement.

IF OUR FUTURE PATENTS AND OTHER INTELLECTUAL PROPERTY RIGHTS DO NOT ADEQUATELY PROTECT OUR SERVICE OFFERING, WE MAY LOSE MARKET SHARE TO COMPETITORS AND BE UNABLE TO OPERATE OUR BUSINESS PROFITABLY.

Patents and other proprietary rights which we may develop are anticipated to be of value to our future business, and our ability to compete effectively with other companies depends on the proprietary nature of our current or future technologies. We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop, maintain, and strengthen its competitive position. We cannot assure you that any future patent applications will result in issued patents, that any patents issued or licensed to us will not be challenged, invalidated or circumvented or that the rights granted there under will provide a competitive advantage to us or prevent competitors from entering markets which we currently serve. Any required license may not be available to us on acceptable terms, if at all or may become invalid if the licensee's right to such technology become challenged and/or revoked. In addition, some licenses may be non-exclusive, and therefore competitors may have access to the same technologies as we do. Furthermore, we may have to take legal action in the future to protect our trade secrets or know-how, or to defend them against claimed infringement of the rights of others. Any legal action of that type could be costly and time-consuming to us, and we cannot assure you that such actions will be successful. The invalidation of key patents or proprietary rights which we may own or unsuccessful outcomes in lawsuits to protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

WE MAY IN THE FUTURE BECOME SUBJECT TO CLAIMS THAT SOME, OR THE ENTIRE SERVICE OFFERING VIOLATES THE PATENT OR INTELLECTUAL PROPERTY RIGHTS OF OTHERS, WHICH COULD BE COSTLY AND DISRUPTIVE TO US.

We operate in an industry that is susceptible to patent litigation. As a result, we or the parties we license technology from may become subject to patent infringement claims or litigation. Further, one or more of our future patents or applications may become subject to interference proceedings declared by the U.S. Patent and Trademark Office, ("USPTO") or the foreign equivalents thereof to determine the priority of claims to inventions. The defense of intellectual property suits, USPTO interference proceedings or the foreign equivalents thereof, as well as related legal and administrative proceedings, are both costly and time consuming and may divert management's attention from other business concerns. An adverse determination in litigation or interference proceedings to which we may become a party could, among other things:

     o subject us to significant liabilities to third parties, including treble damages;
     o require disputed rights to be licensed from a third party for royalties that may be substantial;
     o    requires us to cease using such technology; or
     o    prohibit us from selling certain of our service offerings.

Any of these outcomes could have a material adverse effect on our business, financial condition and results of operations.

WE MAY INITIATE PATENT AND TRADEMARK LITIGATION CLAIMS IN THE U.S. AND FOREIGN JURISDICTIONS IN THE FUTURE TO PROTECT OUR INTELLECTUAL PROPERTY, IF ANY. IF WE ARE UNSUCCESSFUL IN THESE CLAIMS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We may initiate litigation to assert claims of infringement, enforce any of its patents and trademarks, protect trade secrets and know-how, or determine the enforceability, scope and validity of the proprietary rights of others. Any lawsuits that we initiate could be expensive, time consuming and divert management's attention from other business concerns. Furthermore, litigation may provoke third parties to assert claims against us and may put our patents and trademarks (if any) at risk of being invalidated or interpreted narrowly and our patent applications at risk of not being issued. Further, we may not prevail in lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.


                        RISK FACTORS RELATED TO OUR STOCK

NO PUBLIC MARKET EXISTS FOR OUR COMMON STOCK AT THIS TIME, AND THERE IS NO ASSURANCE OF A FUTURE MARKET.

There is no public market for our common stock, and no assurance can be given that a market will develop or that a shareholder ever will be able to liquidate his investment without considerable delay, if at all. If a market should develop, the price may be highly volatile. Factors such as those discussed in the "Risk Factors" section may have a significant impact upon the market price of the shares offered hereby. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities.
Even if a purchaser finds a broker willing to effect a transaction in our shares, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of our shares as collateral for any loans.

OUR STOCK WILL IN ALL LIKELIHOOD BE THINLY TRADED AND AS A RESULT SHAREHOLDERS MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL THEY NEED TO LIQUIDATE THEIR SHARES.

The shares of our common stock, if listed, may be thinly-traded on the OTC Market, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give Shareholders no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company. None of our securities currently trade in any market and, if ever available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Investors in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Investors may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Investors should understand that if a fraud case is filed against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small investors.

Absent arbitration agreements, specific legal remedies available to investors of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements discussed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

WE WILL PAY NO DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering some of our outstanding shares owned by officers, directors and affiliates who may be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that an officer, director or affiliate who has held restricted securities for six months, under certain conditions, may sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

OUR COMMON STOCK, IF LISTED, MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited private market for our common stock and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

     o    Variations in our quarterly operating results;
     o Loss of a key relationship or failure to complete significant transactions;
     o    Additions or departures of key personnel; and
     o    Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE FUTURE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock, under this Registration Statement are sold and all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 1,588,603 shares that are freely tradable and therefore available for sale, if a market develops for our stock, and we become approved for trading. Unrestricted sales of 1,588,603 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares. Officers and directors are registering a portion of their shares for sale under this prospectus.

ANY NEW POTENTIAL INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF EXISTING INVESTOR'S INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

WE CAN ISSUE SHARES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL, WHICH COULD ADVERSELY AFFECT THE RIGHTS OF COMMON SHAREHOLDERS.

Our Articles of Incorporation permit its Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of us, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

THE OFFERING PRICE OF THE SHARES HAS BEEN DETERMINED BY MANAGEMENT AND IS NOT INDICATIVE OF THE POTENTIAL RESALE PRICE OF THE SHARES.

We have arbitrarily determined the offering price of the shares of common stock we are offering on behalf of our Selling Shareholders. Such price does not bear any relationship to our assets, income or net worth, nor any market value.

The offering price should NOT be considered an indication of the actual value of the shares or securities. Any market price is subject to change as a result of market conditions and other factors, and no assurance can be given that the shares can ever be resold at the offering price or any market price, if at all.

WE WILL BECOME A REPORTING COMPANY UPON THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

We will become subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, after the effectiveness of this offering, pursuant to Section 15d of the Securities Act and we intend to be registered under Section 12(g). As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. As a result, we will be subject to legal and accounting expenses that private companies are not subject to and this could affect our ability to generate a positive net income.

WE WILL INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $50,000-$75,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE AN "EMERGING GROWTH COMPANY," AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO "EMERGING GROWTH COMPANIES" COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the JOBS Act, and, for as long as we continue to be an "emerging growth company," we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to "emerging growth companies," including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion,
(ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in
Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to "emerging growth companies" and expect to continue to do so.

WE MAY NOT BE ABLE TO MEET THE FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on our Company's internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of our Company's internal controls over financial reporting. We will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

     o Of management's responsibility for establishing and maintaining adequate internal control over its financial reporting;
     o Of management's assessment of the effectiveness of its internal control over financial reporting as of year end; and
     o Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm will be required to file its attestation on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the
Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market price of our Common Stock and our ability to secure additional financing as needed.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR COMMON SHARES WILL NOT INITIALLY BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either
(i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder. Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act). As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

ITEM 4. USE OF PROCEEDS
-----------------------

We will not receive any proceeds from the sale of the shares being registered on behalf of our selling shareholders.

We may raise additional funds through a placement of shares of our common stock. At this time there is no committed source for such funds and we cannot give any assurances of being able to raise such funds. We will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

The  monies  we  have  raised  thus  far  from  selling  stock  to  our  current
Shareholders is anticipated to be sufficient to pay all expenses of this registration statement, which is estimated to be $50,000.

ITEM 5. DETERMINATION OF OFFERING PRICE
---------------------------------------

We have no established market for our common stock.

Our selling shareholders initially may sell shares at $2.50 per share in public or private transactions, until such time as a market develops for any of the securities and thereafter at such prices as the market may dictate from time to time. There is no market price for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends.

-------------------------------------- -----------------------------------------
                     Title                            Per Security
-------------------------------------- -----------------------------------------
                 Common Stock                            $2.50
-------------------------------------- -----------------------------------------

We have arbitrarily determined our offering price for shares to be sold pursuant to this offering at $2.50. We are authorized to issue 100,000,000 shares of $0.0001 par value voting common stock. As of June 30, 2014, there were 6,222,001 shares of common stock issued and outstanding. There were a total of 6,053,524 shares of common stock issued during the years ended December 31, 2013 and 2012. During the period of January 1, 2014 through June 30, 2014, there were a total of 168,477 shares issued. The share price bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value and was arbitrarily determined in the judgment of our Board of Directors.

ITEM 6. DILUTION
----------------

The following table sets forth with respect to existing selling shareholders, the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

                      SHARES PURCHASED      TOTAL CONSIDERATION
                   ---------------------  ----------------------    AVERAGE
                    NUMBER       PERCENT    AMOUNT      PERCENT   PRICE/SHARE
                                   (1)                    (2)
                   ------------------------------------------------------------

Existing Selling
Shareholders        1,588,603    25.53%   $1,985,754     100%        $1.25

     (1) Percentage relates to total percentage of shares to be sold by existing selling shareholders.
     (2)  Percentage relates to total percentage of capital raised to date.

From Inception our shares were issued in the following amounts and at the following prices:

---------------------------- ----------------------------- ---------------------
     Number of Shares               Consideration              Price Per Share
---------------------------- ----------------------------- ---------------------
         1,000,000                Founders Services                $0.0001
---------------------------- ----------------------------- ---------------------
         4,000,000              FSC Asset Acquisition               $0.38
---------------------------- ----------------------------- ---------------------
          16,477                   Warrant Exercise                 $0.38
---------------------------- ----------------------------- ---------------------
          788,724               Conversion of $985,905              $1.25
                             Convertible Promissory Notes
---------------------------- ----------------------------- ---------------------
          416,800            $1,042,000 Private Placement           $2.50
---------------------------- ----------------------------- ---------------------

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity. Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock. Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

As of June 30, 2014 and December 31, 2013, the net tangible book value of our stock was $(0.05) and $(0.03) per share, respectively.

ITEM 7. SELLING SECURITY HOLDERS
--------------------------------

The selling shareholders, including officers and directors, obtained their shares of our stock in the following transactions:

---------------------------- ----------------------------- ---------------------
     Number of Shares               Consideration              Price Per Share
---------------------------- ----------------------------- ---------------------
          113,600               Services at Formation              $0.0001
---------------------------- ----------------------------- ---------------------
          442,800               FSC Asset Acquisition               $0.38
---------------------------- ----------------------------- ---------------------
          16,477                 Exercise of Warrant                $0.38
---------------------------- ----------------------------- ---------------------
          598,926             Conversion of Convertible             $1.25
                                   Promissory Notes
---------------------------- ----------------------------- ---------------------
          416,800                 Private Placement                 $2.50
---------------------------- ----------------------------- ---------------------

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

No person who may, in the future, be considered a promoter of this offering, will receive or expects to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

(a)  All  of  the  securities   listed  below  are  being   registered  in  this
     Registration Statement.

--------------------------------------------------------------------------------------------------------------------------------
                                             COMMON SHARES HELD                        % OWNED       SHARES OWNED
                                            BY EACH SHAREHOLDER   COMMON SHARES TO      BEFORE          AFTER      % OWNED AFTER
NAME                                          BEFORE OFFERING       BE REGISTERED     OFFERING (1)    OFFERING        OFFERING
--------------------------------------------------------------------------------------------------------------------------------
Roderick D. Johnson                                  421,089            33,600           6.77%          387,489       6.23%
--------------------------------------------------------------------------------------------------------------------------------
T. Scott Fortman                                      80,000            80,000           1.29%        *               *
--------------------------------------------------------------------------------------------------------------------------------
William E. Sorenson (2)                              890,000            33,600          14.30%          856,400       13.76%
--------------------------------------------------------------------------------------------------------------------------------
Julia A. Sorenson (6)                              1,000,000            33,600          16.07%          966,400       15.53%
--------------------------------------------------------------------------------------------------------------------------------
Joseph Sorenson (6)                                   20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Stephanie Myers                                       50,000            50,000           0.80%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Katherine Wentlink                                    20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
John Sorenson (6)                                     20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
James J. Polakowski (2)                            1,768,000            33,600          28.42%        1,734,400       27.88%
--------------------------------------------------------------------------------------------------------------------------------
Eric Bach Polakowski (7)                              34,000            34,000           0.55%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Joseph Reed Polakowski (7)                            34,000            34,000           0.55%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Thomas Zachary Polakowski (7)                         34,000            34,000           0.55%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Thomas Allen Polakowski (7)                           20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Elizabeth Jane Polakowski (7)                         20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Marie Aline Lee                                       20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
William Eric Polakowski (7)                           20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Steven Froman                                         20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Pamela Sherlock Larson (7)                            20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
John William Orrison                                  10,000            10,000           0.16%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Robert S. Krocak                                      21,089            21,089           0.34%        *               *
--------------------------------------------------------------------------------------------------------------------------------
James V. Glynn                                        84,356            84,356           1.36%        *               *
--------------------------------------------------------------------------------------------------------------------------------
John R. Page                                          21,089            21,089           0.34%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Barbara & Stephen Fisher                              21,089            21,089           0.34%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Keith A. & Janet K. Springer                          21,089            21,089           0.34%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Lloydsville Corporation N.V. (3)                      21,089            21,089           0.34%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Kristine C. Albright                                  21,089            21,089           0.34%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Nexus Direct IRA, LC FBO Barry L. Schalkle Account    33,742            33,742           0.54%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Stephen L. Becher                                     29,524            29,524           0.47%        *               *
--------------------------------------------------------------------------------------------------------------------------------
David W. Shannon                                      42,178            42,178           0.68%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Ted Yoch                                              84,356            84,356           1.36%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Duane B. Melling Living Trust                         84,356            84,356           1.36%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Daniel D. Melling                                     21,089            21,089           0.34%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Thomas J. Mahoney                                     21,089            21,089           0.34%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Richard J. Cochrane                                   21,089            21,089           0.34%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Steve J. Baschnagel                                   50,613            50,613           0.81%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Robert Krocak                                         16,477            16,477           0.26%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Steve J. Baschnagel                                   24,000            24,000           0.39%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Judith H. Stenehjem (JMR) Limited Partnership (3)     14,000            14,000           0.23%        *               *
--------------------------------------------------------------------------------------------------------------------------------

                                      -20-

Steve J. Baschnagel                                   12,000            12,000           0.19%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Trust Company of America FBO Rebekah M. Schmitz       24,000            24,000           0.39%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Keith Reisenauer                                       6,000             6,000           0.10%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Todd P. Young                                         80,000            80,000           1.29%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Trust Company of America FBO Douglas G. Schmitz        4,800             4,800           0.08%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Gene Olson                                            20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
David M. Pote                                         20,000            20,000           0.32%        *               *
--------------------------------------------------------------------------------------------------------------------------------
BJC Investments (3)(4)                                10,000            10,000           0.16%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Todd S. Nicholson                                     10,000            10,000           0.16%        *               *
--------------------------------------------------------------------------------------------------------------------------------
CPL Investments (3)(5)                                10,000            10,000           0.16%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Draft Company (3)(5)                                  10,000            10,000           0.16%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Richard and Nancy Nicholson Fund of the Nicholson
Family Trust (3)(5)                                   10,000            10,000           0.16%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Nicholson Boys LP (3)(5)                              10,000            10,000           0.16%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Douglas M. Schmitz                                     1,000             1,000           0.02%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Lindsey Schmitz                                        1,000             1,000           0.02%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Alex and Renae Schanilec                               1,000             1,000           0.02%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Chelsey Schmitz                                        1,000             1,000           0.02%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Dalen Schmitz                                          1,000             1,000           0.02%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Floyd O. Weiler                                        4,000             4,000           0.06%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Wendy Weiler                                           4,000             4,000           0.06%        *               *
--------------------------------------------------------------------------------------------------------------------------------
John A. Unger                                         10,000            10,000           0.16%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Ciana C. Larson                                       10,000            10,000           0.16%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Joseph R. Unger                                        5,000             5,000           0.08%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Todd D. Ampe                                           4,000             4,000           0.06%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Michael M. Erpelding                                  40,000            40,000           0.64%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Paul E. Von Kuster Trust                               4,000             4,000           0.06%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Steve J. Bashnagel                                    12,000            12,000           0.19%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Steven E. Jorgensen                                   10,000            10,000           0.16%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Nancy J. Hamilton                                      4,000             4,000           0.06%        *               *
--------------------------------------------------------------------------------------------------------------------------------
Debra Lynn Parsons - Trolson                          40,000            40,000           0.64%        *               *
--------------------------------------------------------------------------------------------------------------------------------
                                     TOTAL         5,533,292         1,588,603          88.93%       3,944,689        57.17%
--------------------------------------------------------------------------------------------------------------------------------

* Less than 1%

     (1) Based upon 6,222,001 shares of common stock issued and outstanding at June 30, 2014.
     (2)  Officer and/or director of our Company.
     (3) The individuals have voting control for the entities noted in the list below (b).
     (4) We are also registering 10,000 shares held by Todd S. Nicholson, individually.
     (5) We are registering a total of 40,000 shares of which Mr. Richard Nicholson is considered to have beneficial ownership of.
     (6) Are the siblings and adult children of William Sorenson, an officer and director of our Company. Ms. Julia Sorenson is the ex-wife of Mr. Sorenson.
     (7) Are the siblings and adult children of James Polakowski, an officer and director of our Company.

(b)

             NAME OF THE ENTITY                   PERSON WITH VOTING         NUMBER OF        AFFILIATE OF COMPANY?
                                                                           COMMON SHARES
                                                        CONTROL           BEING REGISTERED
---------------------------------------------- -------------------------- ----------------- --------------------------
Lloydsville Corporation N.V.                        David Erickson             21,089                  No
Judith H. Stenehjem (JMR) Limited Partnership     Judith H. Stenehjem          14,000                  No
BJC Investments                                   Todd Nicholson (1)           10,000                  No
CPL Investments                                  Richard Nicholson (2)         10,000                  No
Draft Company                                    Richard Nicholson (2)         10,000                  No
Richard and Nancy Nicholson Fund of the
 Nicholson Family Trust                          Richard Nicholson (2)         10,000                  No
Nicholson Boys LP                                Richard Nicholson (2)         10,000                  No
----------------------------------------------

     (1)  We  are   registering   10,000  shares  held  by Todd  S.   Nicholson,
          individually.
     (2) We are registering a total of 40,000 shares of which Mr. Richard Nicholson is considered to have beneficial ownership of.

ITEM 8. PLAN OF DISTRIBUTION
----------------------------

Upon effectiveness of this amendment to the registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

ITEM 9. DESCRIPTION OF SECURITIES
---------------------------------

The securities being registered and/or offered by this Prospectus are common shares.

COMMON STOCK

We are presently authorized to issue one hundred million (100,000,000) shares of our $0.0001 par value common stock. A total of six million, two hundred twenty-two thousand, one (6,222,001) common shares are issued and outstanding at June 30, 2014.

COMMON SHARES

All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There is no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which mean that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

PREFERRED SHARES

We are authorized to issue five million (5,000,000) shares of preferred stock. At the time of this filing there are no classes of preferred stock designated, nor are there any preferred shares issued and outstanding.

The Board of Directors will have complete discretion to authorize Series and Classes, and to negotiate and set the rights, privileges, and preferences of the classes and series. Management will have also the discretion, subject to Board of Director approval of how, when, and for what consideration the Preferred Shares may be issued.

OPTIONS & WARRANTS

Effective February 13, 2013, we adopted the IVDesk Holdings, Inc. 2012 Omnibus Stock Incentive Plan (the "Plan"). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 2,500,000 shares of our common stock were reserved for options and other stock awards under the Plan. We have the ability to issue either options or warrants under the Plan.

As of June 30, 2014, all warrants were 100% vested on the date of grant. Option grants have varying vesting schedules, but the February 2013 grants have a 3 year vesting period, in which 16.66% are vested on the date of grant, an additional 16.66% six months after the date of grant and 2.777% each month thereafter until the end of the vesting period. Option expiration can happen in a number of ways such as termination from duties with us or 10 years from the date of grant.

At June 30, 2014, we had options issued and outstanding exercisable into 1,398,352 shares of our common stock and warrants issued and outstanding exercisable into 50,000 shares of our common stock all with exercise prices ranging from $0.38 to $2.50 per share. The options have vesting terms ranging up to three years and, at June 30 2014, 581,834 shares were exercisable. At June 30, 2014, all of the warrants were exercisable.

TRANSFER AGENT

The transfer agent for our securities is Fidelity Transfer Company, with offices at 8915 South 700 East, Suite 102, Sandy, UT 84070 and Phone (801)562-1300.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL
----------------------------------------------

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT
---------------------------------------------------

A. DESCRIPTION OF BUSINESS
---------------------------

Our Company, IVDesk Holdings, Inc. ("IVDesk", the "Company", or "We", "Us"), incorporated in the State of Delaware in March 2012 with operations located in Minneapolis, Minnesota, provides complete cloud computing services (information technology) to small to mid-sized organizations ("SMB").

Our primary service offering is Private Cloud Services, which eliminates all on premise servers by delivering all of each customer's existing applications and data from our data center which contains our high-speed servers, security systems, and support equipment. The customer's employees can then access their own personal desktop, familiar application screens, and all data - anytime, from anywhere, with any internet connected device (i.e. personal computer, tablets or smart phones.)

CORPORATE HISTORY

On September 14, 2012, we entered into an Asset Purchase Agreement ("the Asset Purchase Agreement") with Focused Solutions Consulting, Inc. ("FSC"). FSC was a Minneapolis, Minnesota based company providing online computing services including its cloud services businesses known as the Internet Virtual Desktop or "IVDesk" since 2001. The Asset Purchase Agreement provided for us to acquire FSC in exchange for 4,000,000 newly issued shares of our common stock. Prior to the Agreement, we were newly formed to acquire the FSC assets and had nominal net assets and operations.

The acquisition was accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions. Under reverse acquisition accounting, the FSC business, the legal acquiree, was treated as our accounting acquirer. Consequently our financial results are reported for all periods presented, while our Company's financial results have only been consolidated with those of the existing FSC business from September 14, 2012 onwards. All outstanding shares have been restated to reflect the effect of the acquisition.

COMPANY OVERVIEW

The IVDesk platform provides customers with the ability to have their entire IT (information technology) operations (all applications and data) delivered to them from enterprise class data centers without changing the workflow for employees.

Our service offerings are described below:

         PRIVATE CLOUD SERVICES. Our primary offering has two revenue components: i) a one-time installation fee for each customer, and ii) a monthly reoccurring fee, a fixed monthly fee for each computer user in the customer organization. Contract periods are generally 3 years and per user pricing for any customer depends on the number and complexity of the applications needed. This monthly fee includes ongoing customer support, application updates, system maintenance, and system upgrades. Customers can add, subtract or change users with one call and the fees are adjusted on the next billing.

         CLOUD HOSTING SERVICES. Our technology makes it possible for application developers to deliver a specific application from the cloud to users across one or more companies. We are providing this service to a limited number of customers during 2013 and during 2014 have begun to offer it to a greater number of customers.

         PROFESSIONAL SERVICES. We offer a limited amount of consulting, equipment purchasing and other services which are typically one-time billings and occur on an as needed basis. We have been decreasing our offerings in this area.

We have developed a market-hardened solution that hosts each customer's entire IT system, all data and applications. We replicate the desktop of every employee so that workflow does not change, rather production increases in speed, becomes more mobile and more reliable. The benefits include:

         IMPROVED RELIABILITY THROUGH REDUNDANCY. Each customer's Private Cloud Service is built with redundant components and paths at all levels. Our equipment breaks like all other equipment but we include a failover capability for all core facilities such as power, security, storage, and databases so users keep on working. Customers know that system failures increase with equipment ageing, applications ageing, malware infections, update mistakes and more. Most on-premises and cloud computing IT vendors provide non-redundant equipment and use backup & restore as their only protection to system failures but we go further. Although we provide backup & restore and disaster recovery, highly redundant systems with failover procedures for continuous operation is clearly better.

         ZERO DOWNTIME INSTALLATION. Customers have learned to dread new IT implementation projects, but moving to our Private Cloud Service is pain free. We install and fully test each new Private Cloud Service while the customer is still running on their historic system. When testing is complete, employee production is seamlessly cutover with each employee fully functioning on familiar desktops and application screens.

         BYOD ("BRING YOUR OWN DEVICE") MOBILE SOLUTION. Many solutions restrict access to specific devices that have special software installed on them. Our Private Cloud Service can be accessed at anytime from anywhere on the device of the user's choice ... including computers, tablets, and smart phones.

         SINGLE-PROVIDER SOLUTION. We deliver all applications chosen by each customer for their operations whether the applications are cloud ready or not. We have the capability to provide applications to customers in such industry segments as Legal, Accounting and Auditing, Healthcare, Non-Profit, Manufacturing and Retail.

We have focused on standardization for our Private Cloud Services architecture. Every customer's Private Cloud Services solution is architecturally standard, using identical connection paths, application servers, database servers, security systems, etc. Management believes that it is our capability to deliver ALL of that customer's applications, including applications that are not "cloud ready", from our standard architecture, that sets us apart from our competitors. Our standardization has multiple benefits including:

     o    Enabling installation automation,
     o    Enabling smooth and easy customer cutovers,
     o    Enabling application update automation,
     o    Reducing support calls, and
     o    Speeding up user issue resolution.

Standardization means that we can rapidly grow our customer base more easily because we scale by adding equipment to our data centers more than by adding staff to our operations.

THE MARKET

"Cloud computing" means that IT applications reside and operate in a data center instead of in user PCs or on-site servers. Our customers access and control applications via a network connection ... usually the Internet. Cloud computing eliminates on premise: (i) server purchasing, (ii) updates, (iii) maintenance, and (iv) repair, while enabling: a "pay for what you use" model. Done correctly, Cloud computing vendors can also provide improved operational flexibility, lower downtime cost, and simplification of management.

Another trend enabled by cloud computing is Bring Your Own Device (BYOD) which offers employees and corporations countless business benefits from increased efficiency to cost containment for an increasingly mobile workforce. Over the last few years, buyers have made the move to tablets and smart phones leaving business application software vendors working to make their applications operate on these devices.

Management believes that the convergence of cloud computing and BYOD mobile technologies has benefits that continually transform how business organizations access, share, protect, enhance and manage their system of applications and data.

Enterprise size companies have been moving to cloud computing for several years. They have the financial ability to deploy the wide range of specialists (virtualization, security, app. development, networking, etc.) needed to implement a cloud computing solution for their internal needs. SMB organizations have only recently begun to follow this trend.

Adoption of cloud computing  solutions by large companies has been  accelerating
for  several  years,   but  these  solutions  are  also  appealing  to  the  SMB
organizations for many of the same reasons:

     -    Significant reductions in overall IT expenses;
     -    "Pay for what you use" monthly fees;
     -    No capital equipment expenses;
     -    Painless scaling up or down;
     -    Reduced dependence on IT staff/services;
     -    Faster deployments;

     -    Automatic software updates;
     -    Support mobile/remote employees and offices;
     -    Increased and flexible security;
     -    Improved disaster recovery; and
     -    Improved regulatory compliance.

Large companies have the financial ability to deploy the wide range of specialists needed to implement a custom cloud solution for their internal needs but SMB organizations typically cannot afford such an effort. Our services give SMB organizations the ability to get the cloud computing and BYOD benefits normally available only to large companies.

In a December 2013 presentation, International Data Corporation's Frank Gens says businesses prefer complete solutions from a single cloud provider:

     o    63% expect to have a single major cloud provider;
     o 67% expect purchase a wide variety of cloud services from a single vendor; and
     o 84% want an established relationship with a vendor to trust them as a cloud services provider.

As it has become clear that SMB buyers will move to cloud computing and eliminate in-house solutions, hundreds if not thousands of IT vendors have jumped into the market. Many of these offerings are just tools, such as virtual desktop software or selected application hosting. These offerings are not complete solutions but SMB buyers find it difficult to sort out the differences between these offerings that use many of the same technical terms. Thus, the market for our offering is highly competitive, rapidly evolving, fragmented, confused, and subject to changing technology, and frequent introductions of new products and services.

We believe that we have the opportunity to become a market leader in the SMB market because of our unique ability to deliver and support a complete BYOD cloud solution.

THE COMPETITION

The details that set us apart from competitors are described in prior sections of this document. In summary, our differentiation is: 100% of the clients' exact applications, user interfaces, configurations and data are swept into and delivered from highly redundant data centers.

We have three types of competitors in the SMB Market:

         IN-HOUSE IT DEPARTMENTS. SMB organizations are starting to move away from In-house SMB IT departments. The demand for more and more specific skill sets make this approach increasingly expensive for SMB companies. Outsourcing IT solves this problem.

         ON-PREMISE VENDORS. Our primary competitors are the outsourcing vendors of last generation, on-site PC/server solutions. These include Value-Added Resellers (VARs) and/or Managed Services Providers (MSPs). These vendors make money by selling hardware; integrating, updating, maintaining, and repairing in-house systems; and providing user support.

         PARTIAL OR HYBRID SOLUTION CLOUD COMPUTING VENDORS. This arena consists of service providers that combine on-site and cloud computing solutions (hybrid solutions). Often one vendor does not provide a complete hybrid solution. For example, Software-as-a-Service (SaaS) vendors just provide their own cloud application leaving it to other vendors provide the other cloud or on-site applications needed to have a complete IT solution.

We have a competitive advantage over these indirect competitors. We provide a complete, single vendor cloud computing solution without regard for the number and cloud-readiness of the customer's current production applications. We are application agnostic.

THE SALES STRATEGY

Key elements of our sales strategy include:

BUILDING NATIONWIDE DISTRIBUTION. In March 2014, we launched our Select 100 national sales program. Select 100 is focused on a close relationship with 100 carefully selected national Partners who have strong sales and customer support organizations. Partners are typically regional leaders in outsourcing IT services who are committed to entering the cloud computing market. Partners are selected based on the quality of their plan to actively sell to new customers in addition to migrating their existing customer base from on-premises solutions to our Private Cloud Service.

As of the date of this filing we have entered into relationships with 8 Partners located in Chicago, Portland, Fargo, Milwaukee and Minneapolis.

ACCELERATING OUR GROWTH. We are focused on growing our revenue and market share, both regionally and nationally. With highly redundant delivery operations, good customer benefits and pricing, we plan to spend heavily on sales and marketing programs that enhance the effectiveness of the Select 100 Partnering Program to deliver new customers for the next few quarters.

AUTOMATING OUR INSTALLATION AND OPERATIONAL PROCESSES. Key to growth is efficient customer installation. Over the last 3 quarters, our research and development activities have successfully improved our installation process and we expect to continue this effort. Our installation efficiency per user is higher for larger sized customers so as we expand the Select 100 Partnering Program, we are seeking Partners with existing customers that are larger.

STRENGTHENING OUR PRIVATE CLOUD SERVICES. We have designed our Private Cloud Service to easily accommodate new features and functionality. We intend to continue to extend our core solutions with new features, functions, increased security and increased customer up-time. Through development and partnerships, we expect to continue to invest in solution enhancement. We also expect to continue to replace our leased data center application servers, storage, database, and security equipment with the latest equipment available on a periodic basis.

TITLE TO PROPERTIES.

We do not own any Real Estate.

BACKLOG OF ORDERS.

We have a backlog of orders in the installation process. As of October 28, 2014, we had 4 new customers in the installation process.

GOVERNMENT CONTRACTS.

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT.

We are continuously doing in-house research and development on virtualization, installation, support and other tools that enhance our Private Cloud Services. We do not sponsor R & D at other organizations.

NUMBER OF PERSONS EMPLOYED.

As of October 28, 2014, we had 22 full-time employees. Our CFO works 5 days per week and our directors work on an as needed basis. Mr. Ingwersen, a director, works up to 60 hours per week and receives compensation for his time and efforts.

PLAN OF OPERATIONS

We typically update our budget on a quarterly basis to adjust for the current market conditions. Any or all of the above budget categories may change. None of the line items are to be considered fixed or unchangeable. We may need substantial additional capital to support its growth plans.

During the year ended December 31, 2012, we issued $475,000 in convertible promissory notes. During the year ended December 31, 2013, we issued an additional $460,000 in convertible promissory notes to investors. During the year ended December 31, 2013, we issued 788,724 shares of common stock upon the conversion of such convertible promissory notes.

The convertible promissory notes carried interest at 10% simple interest and convert to shares of our common stock at $1.25 per share. The notes converted to common stock on March 29, 2013, including accrued interest charged for the period from the issuance of the notes through the conversion date, amounting to $50,905. The total number of shares of common stock issued amounted to 788,724 upon conversion of the notes. We are registering 598,926 of the shares issued as a part of this filing, of which 264,800 shares were received prior to December 31 2013.

Starting May 2013, we commenced a private offering of our common stock. Through December 2013, we received commitments for the purchase of 416,800 shares of our restricted common stock at a price of $2.50 per share and the offering was completed with $1,042,000 in proceeds to us. We are registering all of the 416,800 shares issued as a part of this filing.

We cannot give any assurances that we will be able to raise additional funds. Further, we will need to raise additional funds to support our proposed growth budget. We cannot make any assurances that we will be able to raise such funds or whether we would be able to raise such funds with terms that are favorable to us.

We will NOT receive any proceeds from sales of shares by the selling shareholders being registered as a part of this filing.

Our plan of operations is as follows:

MILESTONES

-------------------- ----------------------------------------------------------
  4th Quarter 2014   Filing of Registration Statement
-------------------- ----------------------------------------------------------
  1st Quarter 2015   15c211 FINRA Filing pending SEC approval of the
                     Registration Statement
-------------------- ----------------------------------------------------------
                     Raise additional capital through offering of common stock
                     to support sales growth strategy
-------------------- ----------------------------------------------------------
  2nd Quarter 2015   Addition of New Data Centers to Operations.
-------------------- ----------------------------------------------------------
  3rd Quarter 2015   Expansion of National Sales System
-------------------- ----------------------------------------------------------

We will need substantial additional capital to support our proposed growth strategy and to continue operations. We have NO committed source for any funds as of the date of this filing. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales growth, and could fail in business as a result of these uncertainties.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

B. DESCRIPTION OF PROPERTY
--------------------------

DESCRIPTION OF PROPERTIES/ASSETS

        ------- ------------------------- ------------------------------
        (a)     Real Estate.              None.
        ------- ------------------------- ------------------------------
        (b)     Title to properties.      None.
        ------- ------------------------- ------------------------------
        (c)     Patents.                  None.
        ------- ------------------------- ------------------------------

C. LEGAL PROCEEDINGS
--------------------

We have no past, pending or threatened litigation that may have a material effect upon our business, financial condition, or operations. In addition, there are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is an adverse party or has a material interest adverse to our interest.

D. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
-----------------------------------------------------------

MARKET INFORMATION

Currently there is no public trading market for our stock, and we have not applied to have the common stock quoted for trading in any venue. We intend to apply to have the common stock quoted on the OTC Bulletin Board immediately after this registration statement becomes effective. No trading symbol has yet been assigned.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK
--------------------------------------------------------------------------------

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. After filing of this registration statement, we intend to solicit a broker to apply for quotation of common stock on the FINRA's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the filing of this prospectus, we have 65 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, our selling shareholders hold 1,588,603 Shares, all of which may be sold pursuant to this Registration Statement.

DIVIDENDS

As of the filing of this prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Delaware General Corporation Laws, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

E. FINANCIAL STATEMENTS
-----------------------

The following is a complete list of the financial statements filed as a part of this Report.

     o Unaudited consolidated financial statements of IVDesk Holdings, Inc. and subsidiary for the six months ended June 30, 2014 and June 30, 2013

     o Audited consolidated financial statements of IVDesk Holdings, Inc. and subsidiary for the years ended December 31, 2013 and December 31, 2012

                              IVDESK HOLDINGS, INC.
                                       AND
                                   SUBSIDIARY





                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                       AS OF AND FOR THE SIX MONTHS ENDED
                             JUNE 30, 2014 AND 2013

                                           IVDESK HOLDINGS, INC. AND SUBSIDIARY
                                                CONSOLIDATED BALANCE SHEETS

                                                                           (UNAUDITED)                  (AUDITED)
                                                                          JUNE 30, 2014             DECEMBER 31, 2013
                                                                       ---------------------    --------------------------
    CURRENT ASSETS
         CASH AND CASH EQUIVALENTS                                     $            317,660     $                 423,600
         ACCOUNTS RECEIVABLE NET                                                    238,769                       199,753
         PREPAID EXPENSES                                                            55,045                        24,276
                                                                       ---------------------    --------------------------

    TOTAL CURRENT ASSETS                                                            611,474                       647,629

    PROPRETY AND EQUIPMENT, NET                                                     594,851                       519,324

    DEPOSITS/OTHER                                                                   22,865                        18,000

                                                                       ---------------------    --------------------------
    TOTAL ASSETS                                                                  1,229,190                     1,184,953
                                                                       =====================    ==========================

    LIABILITIES
         CURRENT LIABILITIES
              ACCOUNTS PAYABLE                                                      131,243                        89,616
              DEFERRED REVENUE                                                      183,752                       142,939
              ACCRUED EXPENSES                                                      205,873                       224,458
              BANK LOAN - CURRENT                                                    39,723                        38,351
              CAPITAL LEASES - CURRENT                                              196,427                       157,541
              LEASEHOLD IMPROVEMENT LOAN - CURRENT                                   13,576                        13,100
                                                                       ---------------------    --------------------------

         TOTAL CURRENT LIABILITIES                                                  770,594                       666,005

         LONG TERM LIABILITIES
              BANK LOAN - LONG TERM                                                  84,457                       104,672
              CAPITAL LEASES - LONG TERM                                            201,704                       131,950
              LEASEHOLD IMPROVEMENT LOAN - LONG TERM                                 39,835                        46,744
              INVESTOR NOTE - LONG TERM                                             441,000                       441,000
                                                                       ---------------------    --------------------------

         TOTAL LONG TERM LIABILITIES                                                766,996                       724,366
                                                                       ---------------------    --------------------------

         TOTAL LIABILITIES                                                        1,537,590                     1,390,371

STOCKHOLDERS' DEFICIT
Preferred Stock; $0.0001 par value; 5,000,000 shares authorized                           -                             -
    No Shares Issued as of June 30, 2014 and December 31, 2013
Common Stock; $0.0001 par value; 100,000,000 shares authorized;                         622                           605
    6,222,001 and 6,053,524 Shares Issued and Outstanding
    as of June 30, 2014 and December 31, 2013, respectively
ADDITIONAL PAID-IN CAPITAL                                                        2,922,844                     2,154,656
ACCUMULATED DEFICIT                                                              (3,231,866)                   (2,360,679)
                                                                       ---------------------    --------------------------
TOTAL STOCKHOLDERS' DEFICIT                                                        (308,400)                     (205,418)
                                                                       ---------------------    --------------------------

TOTAL LIABILITIES & EQUITY (DEFICIT)                                   $          1,229,190     $               1,184,953
                                                                       =====================    ==========================

     See the accompanying notes to these consolidated financial statements.

                                        IVDESK HOLDINGS, INC. AND SUBSIDIARY
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (Unaudited)

                                                                               FOR THE SIX MONTHS
                                                                                 ENDED JUNE 30
                                                               ----------------------------------------------------
                                                                        2014                        2013
Revenue                                                        $             1,187,840     $               914,397

COST OF SALES                                                                  398,611                     402,185
                                                               ------------------------    ------------------------

GROSS PROFIT                                                                   789,229                     512,212

OPERATING EXPENSES
      GENERAL AND ADMINISTRATIVE                                             1,074,436                     999,247
      SALES AND MARKETING                                                      423,840                     295,371
      RESEARCH AND DEVELOPMENT                                                 139,050                     136,452
                                                               ------------------------    ------------------------

OPERATING LOSS                                                                (848,097)                   (918,858)

COMMISSIONS AND INTEREST INCOME                                                  3,690                       7,438
INTEREST EXPENSE                                                               (26,780)                    (63,485)
                                                               ------------------------    ------------------------

NET OTHER (EXPENSE)                                                            (23,090)                    (56,047)
                                                               ------------------------    ------------------------

INCOME TAXES                                                                         -                           -
                                                               ----------------------------------------------------

NET LOSS                                                                      (871,187)                   (974,905)
                                                               ========================    ========================

NET LOSS PER SHARE
BASIC AND DILUTED                                              $                 (0.14)    $                 (0.18)
                                                               ========================    ========================
BASIC AND DILUTED WEIGHTED-AVERAGE OUTSTANDING SHARES                        6,170,996                   5,405,256
                                                               ========================    ========================




     See the accompanying notes to these consolidated financial statements.

                                           IVDESK HOLDINGS, INC. AND SUBSIDIARY
                                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                          FOR THE SIX MONTHS ENDED JUNE 30, 2014


                                         COMMON STOCK                  ADDITIONAL
                              -----------------------------------       PAID-IN          ACCUMULATED
                                   SHARES             AMOUNT            CAPITAL           (DEFICIT)            TOTAL
                              ---------------    ----------------   ----------------  -----------------    --------------
Balance at December 31, 2013       6,053,524     $           605    $     2,154,656   $     (2,360,679)    $    (205,418)
Share-based Compensation                                                    324,063                              324,063
Warrants Issued for services                                                 57,878                               57,878
Warrant Exercise                      16,477                   2              6,260                                6,262
Common shares issued for Cash        152,000                  15            379,987                              380,002
Net Loss                                                                                      (871,187)         (871,187)
                              ---------------    ----------------   ----------------  -----------------    --------------
Balance at June 30, 2014           6,222,001     $           622    $     2,922,844   $     (3,231,866)    $    (308,400)
                              ===============    ================   ================  =================    ==============




























     See the accompanying notes to these consolidated financial statements.

                                                IVDESK HOLDINGS, INC. AND SUBSIDIARY
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                            (Unaudited)

                                                                                             FOR THE SIX MONTHS
                                                                                                ENDED JUNE 30
                                                                                      2014                          2013
                                                                            -------------------------     -------------------------
 OPERATING ACTIVITIES
      Net Loss                                                              $               (871,187)     $               (974,905)
      Adjustments to reconcile Net Loss to net cash (used in) operations:
           Depreciation and Amortization                                                     140,213                       178,463
           Provision for Bad Debt                                                            (10,531)                       35,887
           Share-based Compensation                                                          324,063                       241,008
           Warrants issued for services                                                       57,878                        15,218
      Charges in Operating Assets and Liabilities
           Accounts Receivable                                                               (28,485)                      (35,439)
           Prepaid Expenses and Deposits/Other                                               (35,633)                       19,976
           Accounts Payable                                                                   41,627                        84,696
           Deferred Revenue                                                                   40,813                          (879)
           Accrued Expenses                                                                  (18,584)                        4,917
                                                                            -------------------------     -------------------------
      Net cash used in Operating Activities                                 $               (359,826)     $               (431,058)

 INVESTING ACTIVITIES
      Purchased Property and Equipment                                                        (6,608)                       (7,625)
                                                                            -------------------------     -------------------------
      Net cash used in Investing Activities                                                   (6,608)                       (7,625)

 FINANCING ACTIVITIES
      Repayments of Bank Borrowings                                                          (18,844)                      (17,561)
      Proceeds from Investor Note Payable                                                          -                        50,000
      Payments on Capital Leases                                                            (100,490)                     (154,739)
      Payments on Tenant Improvement Loan                                                     (6,434)                       (6,434)
      Conversion of promissory notes to stock                                                      -                       510,905
      Proceeds from Equity Investment                                                        386,262                             -
                                                                            -------------------------     -------------------------
      Net cash provided by Financing Activities                                              260,494                       382,171
                                                                            -------------------------     -------------------------

      Net change in cash and cash equivalents                                               (105,940)                      (56,512)

      Cash and cash equivalents at beginning of period                                       423,600                       156,225
                                                                            -------------------------     -------------------------
 Cash and cash equivalents at end of period                                 $                317,660      $                 99,713
                                                                            =========================     =========================

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

      Property and Equipment Acquired Under Capital Leases                  $                209,132      $                265,669
                                                                            -------------------------     -------------------------

      Cash Paid for Interest                                                $                 25,737      $                 25,737
                                                                            -------------------------     -------------------------



See the accompanying notes to these consolidated financial statements.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION:
------------------------------------------------

IVDesk Holdings, Inc. ("IVDesk Holdings"), through its wholly owned subsidiary, IVDesk Minnesota, Inc. ("IVDesk Minnesota"), (collectively "the Company") is focused on offering complete private cloud solutions to the 15-150 employee segment of the small and medium sized business (SMB) market ("Mid-Market").

The Company has the ability to move its customers' entire Information Technology ("IT") systems (all software and all data) out of the customers' offices and into the IVDesk product, a highly redundant Tier III data center, and delivers IT as a service to the customers via a private cloud solution. The Company implements a custom-fitted solution for each individual customer that includes maintenance, upgrades, support, data backup, disaster recovery solution, remote access, and additional benefits.

IVDesk Holdings was incorporated on March 6, 2012, in the state of Delaware and on March 19, 2012 issued 1 million shares of its common stock to its Founders at their par value of $100. On March 6, 2012, IVDesk Minnesota was incorporated in the state of Minnesota and is an operating subsidiary of IVDesk Holdings. IVDesk Holdings owns 1,000 shares of IVDesk Minnesota and is the sole owner. On September 14, 2012, the Company entered into an Asset Purchase Agreement ("the Agreement") with Focused Solutions Consulting, Inc. ("FSC"). FSC was a Minneapolis, Minnesota based company providing online computing services including its cloud services businesses known as the Internet Virtual Desktop or "IVDesk" since 2001. The Agreement provided for the Company to acquire FSC in exchange for 4,000,000 newly issued shares of the Company's common stock. Prior to the Agreement, the Company had nominal net assets and operations.

The acquisition has been accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions. Under reverse acquisition accounting, the FSC business, the legal acquiree, was treated as the accounting acquirer of the Company. Consequently FSC's financial results are reported for all periods presented, while the Company's financial results have only been consolidated with those of the existing FSC business from September 14, 2012 onwards. All outstanding shares have been restated to reflect the effect of the acquisition.

The consolidated financial statements include the results of the FSC business for all periods presented and for the Company from September 14, 2012 onwards. All intercompany balances and transactions have been eliminated in consolidation.

The Company has prepared the condensed consolidated financial statements included herein without audit, pursuant to the rules and regulations of the United States ("U.S.") Securities and Exchange Commission ("SEC"). The condensed consolidated financial statements include the Company's wholly owned subsidiary. Certain information and footnote disclosures normally included in financial statements  prepared  in  accordance  with U.S.  generally  accepted  accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to ensure the information presented is not misleading. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included within this S-1. The Company believes that all necessary adjustments, which consist only of normal recurring items, have been included in the accompanying condensed consolidated financial statements to present fairly the results of the interim periods. The results of operations for the interim periods presented are not necessarily indicative of the operating results to be expected for any subsequent interim period or for the year ending December 31, 2014.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
----------------------------------------------

USE OF ESTIMATES -- The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, requiring management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)

SEGMENTS - The Company's chief operating decision maker is its Chief Executive Officer ("CEO"), who reviews financial information presented on a consolidated basis. Accordingly, the Company has determined that it has a single reportable segment, specifically, the provision of private cloud-based business services.

REVENUE RECOGNITION -- The Company generates revenue from: (i) service fees related to shared hosting services, (ii) service fees related to dedicated hosting services, and (iii) professional services

SHARED HOSTING SERVICES
IVDesk provides shared hosting services for clients within its computer infrastructure. All clients share and run systems across multiple enterprise level computer servers, SANs, switches, and other network devices. All customers share different pieces based on their specific needs. These services such as file sharing are provided to all IVDesk service users. 24/7 support is included in the subscription fee.

DEDICATED HOSTING SERVICES
Hosting Services revenue is derived from providing specific server resources for each customer within this categorization. These services are dedicated to the customer and may be comprised of specific hardware, virtual servers, back up servers, etc. IVDesk provides support services to these users as well including system updates, monitoring, and maintenance. 24/7 support is included in the subscription fee.

PROFESSIONAL SERVICES
Periodically IVDesk is requested to perform specific service projects for clients. These consulting projects include software package selection, business process optimization, software design, systems analysis, and other professional services. These services are typically provided on a time-and-materials basis.

The Company typically enters into three-year contracts, with automatic renewals, with its customers for the IVDesk service. Fees are collected monthly. The subscription agreements typically provide service level commitments of specified uptime per period, excluding scheduled maintenance. The Company will typically credit qualifying customers' one-day of revenue for a one-hour disruption of service, and a maximum of two-days of revenue for a two-hour disruption of service. In light of the Company's historical experience with meeting its service level commitments, and that credits are provided customers during the same month of service, the Company does not currently have any obligations related to these commitments. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

The Company commences revenue recognition when all of the following conditions are met:


     o    There is persuasive evidence of an arrangement;

     o    The service has been provided to the customer;

     o    The collection of the fees is reasonably assured; and

     o    The  amount  of  fees  to  be  paid  by  the   customer  is  fixed  or
          determinable.

In most instances, revenue from new customer acquisitions is generated under sales agreements with multiple elements, comprised of subscription and support fees from customers accessing its cloud-based application suite and professional services associated with consultation services. The Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)

accounting when the delivered item has standalone value and delivery of the undelivered element is probable and within the Company's control. Subscription and support have standalone value because the Company routinely sells them separately. Professional services have standalone value because the Company sells professional services separately and there are several third party vendors that routinely provide similar professional services to its customers on a standalone basis.

The Company allocates revenue to each element in an arrangement based on a selling price hierarchy. The selling price for a deliverable is based on its vendor-specific objective evidence ("VSOE"), if available, third-party evidence ("TPE"), if VSOE is not available, or estimated selling price ("ESP"), if neither VSOE nor TPE is available. The consideration allocated to subscription and support is recognized as revenue over the contract period commencing when the subscription service is made available to the customer. The consideration allocated to professional services is recognized as revenue using the proportional performance method.

The total arrangement fee for a multiple element arrangement is allocated based on the relative ESP of each element. However, since the professional services are generally completed prior to completion of delivery of subscription and support services, the revenue recognized for professional services in a given reporting period does not include fees subject to delivery of subscription and support services. This results in the recognition of revenue for professional services that is generally no greater than the contractual fees for those professional services.

For single element sales agreements, subscription and support revenue is recognized ratably over the contract term beginning on the provisioning date of the contract. The Company recognizes professional services revenue using the proportional performance method for single element arrangements.

Sales and other taxes collected from customers to be remitted to government authorities are excluded from revenues.

DEFERRED REVENUE - Deferred revenue consists of billings or payments received in advance of revenue recognition and are recognized as the revenue recognition criteria are met. The Company generally invoices its customers monthly one month prior to providing its hosting service.

RESEARCH AND DEVELOPMENT EXPENSE - Research and development expenses consist primarily of development personnel and non-employee contractor costs related to the development of new products and services, enhancement of existing products and services, quality assurance and testing. "FASB ASC 985-20-25," ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, requires certain software development costs to be capitalized upon the establishment of technological feasibility.

The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Software development costs incurred beyond the establishment of technological feasibility have not been significant. Therefore, no software development costs were capitalized during the year ended December 31, 2013 and the six months ended June 30, 2014. Software development costs have been recorded as research and development expense. The Company incurred research and development expenses of $275,039 in 2013, and $139,050 for the six months ended June 30, 2014. The Company incurred research and development expenses of $136,452 for the six months ended June 30, 2013. Expenditures increased significantly in 2013 to upgrade the capacity of its operations to support increased demand and to develop new processes that speed the time required to transition new customers into IVDesk's cloud infrastructure.

INCOME TAXES - The Company accounts for income taxes under the asset and liability approach. Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from net operating losses, reserves for uncollectible accounts receivables and inventory, differences in depreciation methods, and accrued expenses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE - Basic and diluted loss per common share for all periods presented is computed using the weighted average number of common shares outstanding. Basic weighted average shares outstanding include only outstanding common shares. Diluted net loss per common share is computed by dividing net loss by the weighted average common and potential dilutive common shares outstanding computed in accordance with the treasury stock method. Shares reserved for outstanding stock warrants and options totaling 1,448,532 and 1,337,771 for June 30, 2014 and 2013, respectively, were excluded from the computation of net loss per share as their effect was antidilutive due to the Company's net loss in each of those years.

CASH AND CASH EQUIVALENTS -- The Company considers cash and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. The balance is insured by the Federal Deposit Insurance Corporation up to $250,000.

FINANCIAL INSTRUMENTS -- "FASB ASC 820-10," FAIR VALUE MEASUREMENTS AND DISCLOSURES, requires disclosure of the estimated fair value of an entity's financial instruments. Such disclosures, which pertain to the Company's financial instruments, do not purport to represent the aggregate net fair value of the Company. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of those instruments. The fair value of the various loans and capital lease obligations approximates carrying value based on the interest rate in the loans and leases compared to current market interest rates.

ACCOUNTS RECEIVABLE -- The Company reviews accounts receivable for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. Significant management judgment is required to determine the allowance for doubtful accounts. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of June 30, 2014 and December 31, 2013, the Company reserved $65,500 and $76,031, respectively.

CONCENTRATION OF RISKS - Credit risk arising from accounts receivable is mitigated due to the large number of customers comprising the Company's customer base and their dispersion across various industries. At December 31, 2013, five customers represented more than 10% of the net accounts receivable balance. One customer individually exceeded 10% of the Company's revenue for the six months ended June 30, 2013. For the six months ended June 30, 2014, no customers individually exceeded 10% of the Company's revenue.

LEASES - The Company leases its office and computing equipment under non-cancelable lease agreements. The terms of its office lease agreement provides for rental payments on a graduated basis. The Company recognizes rent expense on a straight-line basis over the lease period and accrues for rent expense incurred but not paid.

The Company also received an allowance for leasehold improvements. This allowance is a lease incentive, which is recognized as a liability and is amortized on a straight-line basis over the term of the lease as a component of minimum rental expense. The leasehold improvements are included in property, plant and equipment and are amortized over the shorter of the estimated useful life of the improvements or the lease term, or five years.

PROPERTY  AND  EQUIPMENT  --  Property  and  equipment  are  recorded  at  cost.
Depreciation is computed using the straight-line method based on estimated useful lives ranging from three to five years, with Furniture and Fixtures at five years, Computer Equipment and Software at three years. Repair and maintenance expense is expensed as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS -- The Company reviews the carrying value of all long-lived assets, including property and equipment with definite lives, for impairment in accordance with "FASB ASC 360-10-05-4," ACCOUNTING FOR THE
IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. Under FASB ASC 360-10-05-4, impairment losses are recorded whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)

If the impairment tests indicate that the carrying value of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment loss would be recognized. The impairment loss is determined by the amount by which the carrying value of such asset exceeds its fair value. We generally measure fair value by considering sale prices for similar assets or by discounting estimated future cash flows from such assets using an appropriate discount rate. Assets to be disposed of are carried at the lower of their carrying value or fair value less costs to sell.

Considerable management judgment is necessary to estimate the fair value of assets, and accordingly, actual results could vary significantly from such estimates. There have been no impairment losses for long-lived assets recorded in 2014 or 2013.

STOCK-BASED COMPENSATION - The Company accounts for stock-based compensation in accordance with FASB ASC 718-10 which requires the measurements and recognition of compensation expense for all stock-based payments including warrants, stock options, restricted stock grants and stock bonuses based on estimated fair value. For purposes of determining estimated fair value under FASB ASC 718-10-30, the Company computes the estimated fair values of stock options using the Black-Scholes option-pricing model. The fair value of restricted stock and stock award grants are determined based on the number of shares granted and the closing price of the Company's common stock on the date of grant. Compensation expense for all share based payment awards is recognized using the straight-line amortization method over the vesting period. The Company recognized stock-based compensation expense of $324,063 and $241,008 respectively for the six months ended June 30, 2014 and June 30, 2013.

The Company accounts for equity instruments issued for services and goods to non-employees under "FASB ASC 505-50-1" ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES and "FASB ASC 505-50-25" ACCOUNTING RECOGNITION FOR CERTAIN TRANSACTIONS INVOLVING EQUITY INSTRUMENTS GRANTED TO OTHER THAN EMPLOYEES. Generally, the equity instruments issued for services and goods are shares of the Company's common stock, or warrants or options to purchase shares of the Company's common stock. These shares, warrants or options are either fully vested and exercisable at the date of grant or vest over a certain period during which services are provided. The Company expenses the fair market value of these securities over the period in which the related services are received.

During the six month period ended June 30, 2014 and 2013, the Company recognized $57,878 and $15,218, respectively, of stock-based compensation expense related to the fair market value of stock options and warrants that were issued to outside vendors for professional services.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In May 2014, the Financial Accounting Standards Board (FASB) issued guidance creating Accounting Standards Codification ("ASC") Section 606, "Revenue from Contracts with Customers". The new section will replace Section 605, "Revenue Recognition" and creates modifications to various other revenue accounting standards for specialized transactions and industries. The section is intended to conform revenue accounting principles with a concurrently issued International Financial Reporting Standards with previously differing treatment between United States practice and those of much of the rest of the world, as well as, to enhance disclosures related to disaggregated revenue information. The updated guidance is effective for annual reporting periods beginning on or after December 15, 2016, and interim periods within those annual periods. The Company will adopt the new provisions of this accounting standard at the beginning of fiscal year 2017, given that early adoption is not an option. The Company will further study the implications of this statement in order to evaluate the expected impact on the consolidated financial statements.

3. LIQUIDITY
------------

During the year ended December 31, 2013, and the period ended June 30, 2014, the Company incurred losses of $1,582,045 and $871,187, and a stockholders' deficit of $3,231,866 as of June 30, 2014.

The Company's ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)

necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no assurance that this series of events will be satisfactorily completed.

The Company believes it will have the ability to operate through at least March of 2015. The Company has adjusted and will continue to align expenses to match revenues. The Company also continues to pursue new customers and raised $380,000 of equity during the first six months of 2014.


4. PROPERTY AND EQUIPMENT:
--------------------------

Property and equipment consisted of the following:

                                                JUNE 30,        DECEMBER 31,
                                                  2014              2013
                                            ------------------ ----------------
  Leased computer equipment                 $       1,075,145  $       867,944
  Purchased property and equipment                     72,332           63,794
  Software                                             10,465           10,465
  Leasehold improvements                              243,297          243,297
                                            ------------------ ----------------
     Total Property and Equipment                   1,401,239        1,185,500
     Less accumulated depreciation                   (806,388)        (666,176)
                                            ------------------ ----------------
     Property and equipment, net            $         594,851  $       519,324
                                            ================== ================

Depreciation and amortization expense for the six months ended June 30, 2014 and June 30, 2013 was $140,213 and $178,463 respectively.

5. OTHER STATEMENT FINANCIAL INFORMATION
----------------------------------------

         ACCRUED EXPENSES:  Accrued expenses include:

                                          JUNE 30,         DECEMBER 31,
                                           2014                2013
                                        -----------        ------------
        Sales tax                       $    6,707         $     12,642
        Deferred rent                      199,166              211,816
                                        -----------        ------------
        Total                           $  205,873         $    224,458
                                        ===========        ============

6.  RELATED PARTIES:
--------------------

On September 14, 2012, the Company entered into a corporate development services agreement with 5X Partners to provide research and development planning, raise investor financing, registration of investor stock, and the initiation of public trading. A member of 5X partners, Larry Ingwersen, serves on the board of directors and is an officer of the Company. 5X Partners is currently paid $27,500 per month for its services, and for the six months ended June 30, 2014 and June 30, 2103 5X Partners billed the Company $155,000 and $165,000, respectively.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)



7. LEASE COMMITMENTS:
---------------------

The Company rents office space for its corporate needs. The Company entered into a 62-month lease agreement in December 2012 to lease 16,494 square feet, which terminates February 28, 2018. The Company incurred expenses of $95,885 and $96,774 for their corporate offices for the six months ended June 30, 2014 and June 30, 2013, respectively, which includes rent, operating expenses excluding utility expenses, and real estate taxes. In addition to the minimum annual rent payments, the Company is obligated to pay its share of utility expenses, which totaled $11,634 and $6,986 for the six months ended June 30, 2014 and June 30 2013, respectively.

The Facility Lease agreement allowed the Company up to $170,000 in tenant improvements, with the option to borrow up to $100,000 for additional tenant improvements. The Company made a total of $243,297 in tenant improvements as of June 30 2014.

The Company leases its office and computing equipment under non-cancelable lease agreements. Most Leases are for 36 months with a bargain purchase option. During the six months ended June 30, 2014 the Company entered into three leases totaling $207,201, with lease terms of 36 months, and interest rates between 11.6% and 5.3%. During the year ended December 31, 2013, the Company entered into three leases totaling $265,669, with lease terms of 36 months, and interest rates between 10.4% and 5.5%.

Future minimum lease payments under non-cancelable capital leases and the facility lease as of June 30, 2014 are as follows:

                                                  CAPITAL    OFFICE
                                                   LEASES     LEASE      TOTAL
                                                ----------  --------  ----------
 6 Months ending 12/31/14                       $  119,877  $ 81,045  $  200,922
 2015                                              180,482   201,867     382,349
 2016                                              109,391   180,309     289,700
 2017                                               18,662   182,963     201,625
 2018                                                  -0-    30,568      30,568
                                                ----------  --------- ----------
 Total                                             428,412   676,752   1,105,164
 Amount representing interest                       30,281
                                                ----------
 Present value of future minimum lease payments $  398,131
 Less: current obligations under capital leases    196,427
                                                ----------
 Long-term obligations under capital leases     $  201,704
                                                ==========

Gross value of leased assets, depreciation and outstanding amounts for these leases are as follows:

                                            JUNE 30, 2014     DECEMBER 31, 2013
                                           ----------------- ------------------
Capitalized Leases, gross amount           $     1,075,145   $        867,944
Less accumulated depreciation                     (677,014)          (569,005)
                                           ----------------- ------------------
Net book value                             $       398,131   $        298,939
                                           ================= ==================

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)

8. DEBT:
--------

Debt consists of the following:

                                             JUNE 30,        DECEMBER 31,
                                               2014             2013
                                            -----------      -----------
Bank Debt                                   $   124,179      $   143,023
Leasehold Improvement Loan                       53,411           59,844
Investor Notes                                  441,000          441,000
                                            -----------      -----------
Total                                       $   618,590      $   643,867
Less current portion                             53,298           51,451
                                            -----------      -----------
Long term portion                           $   565,292      $   592,416
                                            ===========      ===========

BANK DEBT
The Company has a secured promissory note with a bank. On January 1, 2011, the note had a principal balance of $195,714 with a fixed interest rate of 8.00%. The note was increased by $7,500 on September 8, 2011 and by $10,000 on March 23, 2012. The note was amended on April 30, 2012 to change the fixed interest rate to 7.00%. The weighted-average interest rate was 7.00% for the six months ended June 30, 2014 and June 30, 2013. Monthly payments of principal and interest total $3,938 and the maturity date is May 5, 2017. The promissory note is collateralized by substantially all of the Company's assets and is guaranteed by two directors of the Company. There are no bank covenants.

LEASEHOLD IMPROVEMENT LOAN
The amount of tenant improvements made in excess of the allowance of $170,000 was $72,483, which was financed by a loan from the landlord. The loan, which was entered into in December 2012, is to be repaid over five years, has a fixed interest rate of 7%, and has annual payments totaling $16,926. The tenant improvements serve as collateral for this loan.

9. 2013 AND 2014 COMMON STOCK OFFERING
--------------------------------------

Effective May 15, 2013, the Company issued a Private Placement Memorandum, offering up to one million (1,000,000) shares of Restricted Common Stock in IVDesk Holdings, Inc. from May 15, 2013 through December 31, 2013 at $2.50 per share. Each share has a par value of $0.0001. As of December 31, 2013, the Company raised $662,000 in proceeds from offerings represented 264,800 shares. As of June 30, 2014, the Company raised $380,002 in proceeds from common stock offerings. The common stock offerings represent 152,000 shares. The Company also issued 16,477 shares in connection with a warrant exercise. The warrants were issued for services rendered during the year ended December 31, 2013. There were no issuance costs related to these offerings.

10.  2012 OMNIBUS STOCK INCENTIVE PLAN
--------------------------------------

Effective February 13, 2013, the Company adopted the IVDesk Holdings, Inc. 2012 Omnibus Stock Incentive Plan (the "Plan"). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 2,500,000 shares of the Company's common stock were reserved for options and other stock awards under the Plan.

Upon adoption of the Plan, the Company granted the following options and warrants. The warrants vested upon grant at 100%. The options have a three-year vesting period as follows: 16.66% at the date of the grant, an additional 16.66% six months after the date of the grant and subsequently vest at 2.777% each month until the end of the three year vesting period. The options expire ten years from the date of the grant. A summary of the Company's stock option activity for the period ended June 30, 2014 was as follows:

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)

                                                                           WEIGHTED-AVERAGE
                                                     WEIGHTED-AVERAGE          REMAINING
                                                    EXERCISE PRICE PER   CONTRACTUAL TERM (IN   AGGREGATE INTRINSIC
                                        SHARES            SHARE                 YEARS)                 VALUE
                                     ------------- --------------------- ---------------------- ---------------------
Outstanding at January 1, 2013                -
Granted below fair value              1,296,324           0.38
Exercised                                     -
Cancelled & Forfeited                   (25,488)          0.38
                                     -------------
Outstanding at December 31, 2013      1,270,836           0.38
Granted                                 165,784           2.50
Exercised                                     -
Cancelled & Forfeited                   (38,268)          0.38
                                     -------------
Outstanding at June 30, 2014          1,398,352           0.63                  8.8                    2,748,207
Exerciseable at June 30, 2014           581,834           0.38                  8.6                    2,748,207

The Company incurred $324,063 and $468,175 of share-based compensation expense during the six months ended June 30, 2014 and the year ended December 31, 2013, respectively. For the six months ended June 30, 2013, the Company recognized $241,008 of share-based compensation expense. There were unrecognized compensation costs of $848,544 and $909,285 as of June 30, 2014 and December 31, 2013, respectively. These costs are expected to be recognized over a weighted-average period of 1.74 years.

During the year ended December 31, 2013, the Company granted warrants to purchase 41,477 shares of common stock, which expire five years from the date of the grant. During the year ended December 31, 2013, the Company incurred $38,681 of share-based compensation costs. For the six months ended June 30, 2013, the Company incurred $15,218 of share-based compensation expense related to the warrants. As of June 30, 2014, there was no unrecognized compensation costs related to these warrants. During the six months ended June 30, 2014, the Company issued an additional 50,000 warrants to purchase common stock. The Company recognized $57,878 of share-based compensation expense related to these warrants during the six months ended June 30, 2014 and as of that date, there was no unrecognized compensation costs remaining. As of June 30, 2014 and December 31, 2013, there were 50,000 and 41,477 warrants issued and outstanding.

The Company uses the Black-Scholes pricing model to determine the fair value of stock options and warrants. The fair value of each award is estimated on the date of the grant. The weighted-average grant date fair value of awards granted and the range of assumptions using the model are as follows for the periods presented:

                                          2014               2013
                                          ------------------ ------------------
          Weighted-average fair value     $2.50              $1.25
          Expected term                   5.00 - 5.71 Years  2.50 - 5.78 years
          Expected volatility             86.34% - 95.70%    75.75% - 90.85%
          Risk-free interest rate         1.63% - 2.00%      0.38% - 1.16%
          Dividend yield                  -0-                -0-

The assumptions are based on the following for each of the years presented.

         EXPECTED TERM. The Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment behavior, so we estimate the expected term of awards granted by taking the average of the vesting term and the contractual term of the awards, referred to as the simplified method.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)


         VOLATILITY. The expected volatility being used is based on a blend of comparable small- to mid-size public companies serving similar markets.

         RISK FREE INTEREST RATE. The risk free interest rate is based on the U.S. Treasury's zero coupon issues with remaining terms similar to the expected term on the award.

         DIVIDEND YIELD. The Company has never declared or paid any cash dividends and does not plan to pay cash dividends in the foreseeable future, and, therefore, used an expected dividend yield of zero in the valuation model.

         FORFEITURES. As we do not have sufficient historical information to develop reasonable expectations about forfeitures, we currently apply actual forfeitures.

11. STOCK DEFICIT:
------------------

PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock with a $.0001 par value, which may be subdivided into various classes or series with rights, privileges and preferences to be hereafter determined and designated by the Board of Directors. No shares of preferred stock have been issued or are outstanding, and no rights, privileges or preferences have been determined and designated by the board of directors.

COMMON STOCK

The Company is authorized to issue 100,000,000 shares of common stock with a $0.0001 par value. Effective March 29, 2013, the Company issued 788,724 shares for the conversion of $985,905 in convertible promissory notes at $1.25 per share. From September 6, 2013 through June 30, 2014, the Company issued 168,477 shares of common stock relating to the Company's Common Stock Offering in exchange for cash totaling $386,262.

12. INCOME TAXES
----------------

FSC was constituted as an "S" corporation and therefore had no direct liability for income taxes, which are the responsibility of its shareholders. Accordingly no asset or liability for income tax has been recognized in these financial statements prior to September 14, 2012.

IVDesk Holdings and IVDesk Minnesota are constituted as "C" corporations; consequently following the transfer of the business and substantially all the assets of FSC to the Company on September 14, 2012, the Company accounts for income taxes in accordance with FASB ASC 740 "Income Taxes".

Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized. The valuation allowance has been established due to the uncertainty of future taxable income, which is necessary to realize the benefits of the deferred tax assets. The utilization of a portion of the Company's NOLs and carryforwards is subject to annual limitations under Internal Revenue Code
Section 382 ("382"). Subsequent equity changes could further limit the utilization of these NOLs and credit carryforwards.

The  calculation  of the Company's  income tax provision  involves  dealing with uncertainties in the application of complex tax regulations. The Company recognizes tax liabilities for uncertain income tax positions based on management's estimate of whether it is more likely than not that additional taxes will be required.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2014
                                   (UNAUDITED)


The Company recognizes accrued interest and penalties related to uncertain tax positions in income tax expense. The Company's federal and state tax returns are potentially open to examinations for all years since 2012 due to net operating loss carryforwards.

The Company will continue to assess and evaluate strategies to enable the deferred tax asset, or a portion thereof, to be utilized, and will reduce the valuation allowance appropriately at such time when it is determined that the "more likely than not" criteria is satisfied.

13. SUBSEQUENT EVENTS
---------------------

On August 1, 2014, the Company authorized a private placement memorandum to raise up to $2,000,000 through the sale of common stock to accredited investors. Each share of common stock would cost $2.50. As of the date of this filing, $393,000 has been raised and 157,200 shares have been purchased. The Company expects to close this offering in November. The Company does not pay commissions or fees on the sale of shares and less than $10,000 of legal expenses has been spent in support of this offering.

On August 4, 2014, the Company issued 146,000 options to purchase common stock to Company management, employees, and business development contractors with an exercise price of $2.50 and vesting periods ranging from zero to three years.

                             IVDESK HOLDINGS, INC.
                                       AND
                                   SUBSIDIARY





                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF AND FOR THE YEARS ENDED
                           DECEMBER 31, 2013 AND 2012

               INDEX TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                49
CONSOLIDATED BALANCE SHEETS                                            50
CONSOLIDATED STATEMENTS OF OPERATIONS                                  51
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT                       52
CONSOLIDATED STATEMENTS OF CASH FLOWS                                  53
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                             54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
IVDesk Holdings, Inc. and Subsidiary
Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheets of IVDesk Holdings, Inc. and Subsidiary (the Company) as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IVDesk Holdings, Inc. and Subsidiary as of December 31, 2013 and 2012 and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP
Minneapolis, MN
May 29, 2014

                                     IVDESK HOLDINGS, INC. AND SUBSIDIARY
                                          CONSOLIDATED BALANCE SHEETS

                                                                                    DECEMBER 31,
                                                                    ------------------------------------------
                                                                         2013                       2012
                                                                    ----------------            --------------
               ASSETS
CURRENT ASSETS
      Cash and Cash Equivalents                                     $       423,600             $     156,225
      Accounts Receivable, net                                              199,753                   145,612
      Prepaid Expenses                                                       24,276                    73,977
                                                                    ----------------            --------------
TOTAL CURRENT ASSETS                                                        647,629                   375,814
PROPERTY AND EQUIPMENT, NET                                                 519,324                   223,738
DEPOSITS                                                                     18,000                    18,000
                                                                    ----------------            --------------
TOTAL ASSETS                                                        $     1,184,953             $     617,552
                                                                    ================            ==============
               LIABILITIES & STOCKHOLDER'S DEFICIT
LIABILITIES
CURRENT LIABILITIES
      Accounts Payable                                              $        89,616             $     384,488
      Deferred Revenue                                                      142,939                   122,585
      Accrued Expenses                                                      224,458                    20,779
      Convertible Promissory Notes, Net                                           -                   475,000
      Bank Loan - Current                                                    38,351                    35,723
      Capital Leases - Current                                              157,541                   162,793
      Leasehold Improvement Loan - Current                                   13,100                         -
                                                                    ----------------            --------------
TOTAL CURRENT LIABILITIES                                                   666,005                 1,201,368
LONG TERM LIABILITIES
      Bank Loan - Long Term                                                 104,672                   143,023
      Capital Leases - Long Term                                            131,950                    51,295
      Leasehold Improvement Loan - Long Term                                 46,744                         -
      Investor Notes - Long Term                                            441,000                         -
                                                                    ----------------            --------------
TOTAL LONG TERM LIABILITIES                                                 724,366                   194,318
                                                                    ----------------            --------------
      TOTAL LIABILITIES                                                   1,390,371                 1,395,686
STOCKHOLDERS' DEFICIT
Preferred Stock; $0.0001 par value; 5,000,000 shares authorized                   -                         -
      No shares issued as of December 31, 2013 and 2012
Common Stock; $0.0001 par value; 100,000,000 shares authorized;                 605                       500
      6,053,524 and 5,000,000 shares issued and outstanding
      as of December 31, 2013 and 2012 respectively
Additional Paid-In Capital                                                2,154,656                         -
Accumulated Deficit                                                      (2,360,679)                 (778,634)
                                                                    ----------------            --------------
      TOTAL STOCKHOLDERS' DEFICIT                                          (205,418)                 (778,134)
                                                                    ----------------            --------------
TOTAL LIABILITIES & EQUITY                                          $     1,184,953             $     617,552
                                                                    ================            ==============

            SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED STATEMENTS.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         FOR THE YEARS
                                                       ENDED DECEMBER 31
                                                -------------------------------
                                                    2013              2012
                                                --------------    -------------
Revenue                                         $   1,859,553     $  1,735,335
COST OF GOODS SOLD                                    626,240          996,359
                                                --------------    -------------
GROSS PROFIT                                        1,233,313          738,976
OPERATING EXPENSES
      GENERAL AND ADMINISTRATIVE                    1,944,992          958,051
      SALES AND MARKETING                             513,691          228,417
      RESEARCH AND DEVELOPMENT                        275,039           20,166
                                                --------------    -------------
OPERATING LOSS                                     (1,500,409)        (467,658)
COMMISSIONS AND INTEREST INCOME                        11,949           14,157
INTEREST EXPENSE                                       93,585           59,308
                                                --------------    -------------
NET OTHER INCOME (EXPENSE)                            (81,636)         (45,151)
                                                --------------    -------------
INCOME TAXES                                                -                -
                                                --------------    -------------
NET LOSS                                        $  (1,582,045)    $   (512,809)
                                                ==============    =============

NET LOSS PER SHARE
                                                --------------    -------------
Basic and diluted                               $       (0.28)    $      (0.12)
                                                ==============    =============
Basic and diluted: Weighted-average
 Outstanding Shares                                 5,620,837        4,295,890
                                                ==============    =============























            SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED STATEMENTS.

                                               IVDESK HOLDINGS, INC. AND SUBSIDIARY
                                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                                          FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012


                                                    COMMON STOCK                ADDITIONAL
                                                    ------------                 PAID-IN            ACCUMULATED
                                              SHARES           AMOUNT            CAPITAL             (DEFICIT)           TOTAL
                                           -------------     ------------     ---------------    ------------------  --------------
Balance at December 31, 2011                  4,000,000      $       400      $            -     $        (169,390)  $    (168,990)
Recapitalization of Shares as of 9-14-12      1,000,000              100                   -                     -             100
Distribution to Stockholders                          -                -                   -               (96,435)        (96,435)
Net Loss                                              -                -                   -              (512,809)       (512,809)
                                           -------------     ------------     ---------------    ------------------  --------------
Balance at December 31, 2012                  5,000,000      $       500      $            -     $        (778,634)  $    (778,134)
Share-based Compensation                              -                -             506,856                     -         506,856
Conversion of promissory notes and
 interest to Common Stock                       788,724               79             985,826                     -         985,905
Common shares issued for Cash                   264,800               26             661,974                     -         662,000
Net Loss                                              -                -                   -            (1,582,045)     (1,582,045)
                                           -------------     ------------     ---------------    ------------------  --------------
Balance at December 31, 2013                  6,053,524      $       605      $    2,154,656     $      (2,360,679)  $    (205,418)
                                           =============     ============     ===============    ==================  ==============




























            SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED STATEMENTS.

                                         IVDESK HOLDINGS, INC. AND SUBSIDIARY
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                               FOR THE YEARS
                                                                                              ENDED DECEMBER 31
                                                                                           2013              2012
                                                                                      --------------     ------------
OPERATING ACTIVITIES
      Net Loss                                                                        $  (1,582,045)     $  (512,809)
      Adjustments to reconcile Net Loss to net cash (used in) operations:
           Depreciation and Amortization                                                    227,781          156,867
           Provision for Bad Debt                                                            14,053          (34,410)
           Share-based Compensation                                                         506,856                -
      Changes in Operating Assets and liabilities
           Accounts Receivable                                                              (68,194)          34,430
           Prepaid Expenses                                                                  49,701          (73,977)
           Deposit                                                                                -          (18,000)
           Accounts Payable                                                                 118,655          308,750
           Deferred Revenue                                                                  20,354           21,342
           Accrued Expenses                                                                  33,679           18,085
           Other Current Liabilities
                                                                                      --------------     ------------
      NET CASH USED IN OPERATING ACTIVITIES                                           $    (679,160)     $   (99,722)

INVESTING ACTIVITIES
      Purchase of Property and Equipment                                                    (15,215)         (19,036)
                                                                                      --------------     ------------
      NET CASH USED IN INVESTING ACTIVITIES                                           $     (15,215)     $   (19,036)

FINANCING ACTIVITIES
      Repayment of Bank Borrowings                                                          (35,723)          (8,139)
      Payments on Capital Leases                                                           (162,793)        (145,217)
      Payments on Tenant Improvement Loan                                                   (12,639)               -
      Distribution to Stockholders                                                                -          (96,435)
      Proceeds from Convertible Notes Payable                                               510,905          475,000
      Proceeds from Equity Investment                                                       662,000              100
                                                                                      --------------     ------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES                                       $     961,750      $   225,309
                                                                                      --------------     ------------
      NET CHANGE IN CASH AND CASH EQUIVALENTS                                               267,375          106,551
      CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                        156,225           49,674
                                                                                      --------------     ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                              $     423,600      $   156,225
                                                                                      ==============     ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

      Property and Equipment Acquired Under Capital Leases                            $     265,669      $   186,768
                                                                                      ==============     ============
      Leasehold Improvements Acquired by Landlord allowance and loan                  $     242,483      $         -
                                                                                      ==============     ============
      Conversion of Convertible Notes Payable and accrued interest to Common Stock    $     985,905      $         -
                                                                                      ==============     ============
      Cash Paid for:
           Interest                                                                   $      90,967      $    62,467
                                                                                      ==============     ============
           Income Taxes                                                               $         300      $         -
                                                                                      ==============     ============



            SEE ACCOMPANYING NOTES TO THESE CONSOLIDATED STATEMENTS.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION:
-----------------------------------------------
IVDesk Holdings, Inc. ("IVDesk Holdings"), through its wholly owned subsidiary, IVDesk Minnesota, Inc. ("IVDesk Minnesota"), (collectively "the Company") is focused on offering complete private cloud solutions to the 15-150 employee segment of the small and medium sized business (SMB) market ("Mid-Market").

The Company has the ability to move its customers' entire Information Technology ("IT") systems (all software and all data) out of the customers' offices and into the IVDesk product, a highly redundant Tier III data center, and delivers IT as a service to the customers via a private cloud solution. The Company implements a custom-fitted solution for each individual customer that includes maintenance, upgrades, support, data backup, disaster recovery solution, remote access, and additional benefits.

IVDesk Holdings was incorporated on March 6, 2012, in the state of Delaware and on March 19, 2012 issued 1 million shares of its common stock to its Founders at their par value of $100. On March 6, 2012, IVDesk Minnesota was incorporated in the state of Minnesota and is an operating subsidiary of IVDesk Holdings. IVDesk Holdings owns 1,000 shares of IVDesk Minnesota and is the sole owner. On September 14, 2012, the Company entered into an Asset Purchase Agreement ("the Agreement") with Focused Solutions Consulting, Inc. ("FSC"). FSC was a Minneapolis, Minnesota based company providing online computing services including its cloud services businesses known as the Internet Virtual Desktop or "IVDesk" since 2001. The Agreement provided for the Company to acquire FSC in exchange for 4,000,000 newly issued shares of the Company's common stock. Prior to the Agreement, the Company had nominal net assets and operations.

The acquisition has been accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions. Under reverse acquisition accounting, the FSC business, the legal acquiree, was treated as the accounting acquirer of the Company. Consequently FSC's financial results are reported for all periods presented, while the Company's financial results have only been consolidated with those of the existing FSC business from September 14, 2012 onwards. All outstanding shares have been restated to reflect the effect of the acquisition.

The consolidated financial statements include the results of the FSC business for all periods presented and for the Company from September 14, 2012 onwards. All intercompany balances and transactions have been eliminated in consolidation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
----------------------------------------------

USE OF ESTIMATES -- The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, requiring management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SEGMENTS - The Company's chief operating decision maker is its Chief Executive Officer ("CEO"), who reviews financial information presented on a consolidated basis. Accordingly, the Company has determined that it has a single reportable segment, specifically, the provision of private cloud-based business services.

REVENUE RECOGNITION -- The Company generates revenue from: (i) service fees related to shared hosting services, (ii) service fees related to dedicated hosting services, and (iii) professional services

SHARED HOSTING SERVICES
IVDesk provides shared hosting services for clients within its computer infrastructure. All clients share and run systems across multiple enterprise level computer servers, SANs, switches, and other network devices. All customers share different pieces based on their specific needs. These services such as file sharing are provided to all IVDesk service users. 24/7 support is included in the subscription fee.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012

DEDICATED HOSTING SERVICES
Hosting Services revenue is derived from providing specific server resources for each customer within this categorization. These services are dedicated to the customer and may be comprised of specific hardware, virtual servers, back up servers, etc. IVDesk provides support services to these users as well including system updates, monitoring, and maintenance. 24/7 support is included in the subscription fee.

PROFESSIONAL SERVICES
Periodically IVDesk is requested to perform specific service projects for clients. These consulting projects include software package selection, business process optimization, software design, systems analysis, and other professional services. These services are typically provided on a time-and-materials basis.

The Company typically enters into three-year contracts, with automatic renewals, with its customers for the IVDesk service. Fees are collected monthly. The subscription agreements typically provide service level commitments of specified uptime per period, excluding scheduled maintenance. The Company will typically credit qualifying customers' one-day of revenue for a one-hour disruption of service, and a maximum of two-days of revenue for a two-hour disruption of service. In light of the Company's historical experience with meeting its service level commitments, and that credits are provided customers during the same month of service, the Company does not currently have any obligations related to these commitments. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

The Company commences revenue recognition when all of the following conditions are met:

     o    There is persuasive evidence of an arrangement;

     o    The service has been provided to the customer;

     o    The collection of the fees is reasonably assured; and

     o    The  amount  of  fees  to  be  paid  by  the   customer  is  fixed  or
          determinable.

In most instances, revenue from new customer acquisitions is generated under sales agreements with multiple elements, comprised of subscription and support fees from customers accessing its cloud-based application suite and professional services associated with consultation services. The Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered item has standalone value and delivery of the undelivered element is probable and within the Company's control. Subscription and support have standalone value because they are routinely sold separately by the Company. Professional services have standalone value because the Company sells professional services separately and there are several third party vendors that routinely provide similar professional services to its customers on a standalone basis.

The Company allocates revenue to each element in an arrangement based on a selling price hierarchy. The selling price for a deliverable is based on its vendor-specific objective evidence ("VSOE"), if available, third-party evidence ("TPE"), if VSOE is not available, or estimated selling price ("ESP"), if neither VSOE nor TPE is available. The consideration allocated to subscription and support is recognized as revenue over the contract period commencing when the subscription service is made available to the customer. The consideration allocated to professional services is recognized as revenue using the proportional performance method.

The total arrangement fee for a multiple element arrangement is allocated based on the relative ESP of each element. However, since the professional services are generally completed prior to completion of delivery of subscription and support services, the revenue recognized for professional services in a given reporting period does not include fees subject to delivery of subscription and support services. This results in the recognition of revenue for professional services that is generally no greater than the contractual fees for those professional services.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012

For single element sales agreements, subscription and support revenue is recognized ratably over the contract term beginning on the provisioning date of the contract. The Company recognizes professional services revenue using the proportional performance method for single element arrangements.

Sales and other taxes collected from customers to be remitted to government authorities are excluded from revenues.

DEFERRED REVENUE - Deferred revenue consists of billings or payments received in advance of revenue recognition and is recognized as the revenue recognition criteria are met. The Company generally invoices its customers monthly one month prior to providing its hosting service.

RESEARCH AND DEVELOPMENT EXPENSE - Research and development expenses consist primarily of development personnel and non-employee contractor costs related to the development of new products and services, enhancement of existing products and services, quality assurance and testing. "FASB ASC 985-20-25," ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, requires certain software development costs to be capitalized upon the establishment of technological feasibility.

The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Software development costs incurred beyond the establishment of technological feasibility have not been significant. Therefore, no software development costs were capitalized during the years ended December 31, 2013 and 2012. Software development costs have been recorded as research and development expense. The Company incurred research and development expenses of $275,039 in 2013 and $20,166 in 2012. Expenditures increased significantly in 2013 to upgrade the capacity of its operations to support increased demand and to develop new processes that speed the time required to transition new customers into IVDesk's cloud infrastructure.

INCOME TAXES - The Company accounts for income taxes under the asset and liability approach. Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from net operating losses, reserves for uncollectible accounts receivables and inventory, differences in depreciation methods, and accrued expenses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE - Basic and diluted loss per common share for all periods presented is computed using the weighted average number of common shares outstanding. Basic weighted average shares outstanding include only outstanding common shares. Diluted net loss per common share is computed by dividing net loss by the weighted average common and potential dilutive common shares outstanding computed in accordance with the treasury stock method. Shares reserved for outstanding stock warrants and options totaling 1,287,313 and -0- for 2013 and 2012, respectively, were excluded from the computation of net loss per share as their effect was antidilutive due to the Company's net loss in each of those years.

CASH AND CASH EQUIVALENTS -- The Company considers cash and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates fair value. The balance is insured by the Federal Deposit Insurance Corporation up to $250,000.

FINANCIAL INSTRUMENTS -- "FASB ASC 820-10," FAIR VALUE MEASUREMENTS AND DISCLOSURES, requires disclosure of the estimated fair value of an entity's financial instruments. Such disclosures, which pertain to the Company's financial instruments, do not purport to represent the aggregate net fair value of the Company. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short maturity of those instruments. The fair value of the various loans and capital lease obligations approximates carrying value based on the interest rate in the loans and leases compared to current market interest rates.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012

ACCOUNTS RECEIVABLE - The Company reviews accounts receivable for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. Significant management judgment is required to determine the allowance for doubtful accounts. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of December 31, 2013 and 2012, the Company reserved $76,031 and $61,978 respectively for bad debts.

CONCENTRATION OF RISKS - Credit risk arising from accounts receivable is mitigated due to the large number of customers comprising the Company's customer base and their dispersion across various industries. At December 31, 2013 and 2012, five and four customers represented more than 10% of the net accounts receivable balance. One customer individually exceeded 10% of the Company's revenue in 2013 and 2012.

LEASES - The Company leases its office and computing equipment under non-cancelable lease agreements. The terms of its office lease agreement provides for rental payments on a graduated basis. The Company recognizes rent expense on a straight line basis over the lease period and accrues for rent expense incurred but not paid.

The Company also received an allowance for leasehold improvements. This allowance is a lease incentive which is recognized as a liability and is amortized on a straight line basis over the term of the lease as a component of minimum rental expense. The leasehold improvements are included in property, plant and equipment and are amortized over the shorter of the estimated useful life of the improvements or the lease term, or five years.

PROPERTY  AND   EQUIPMENT  -  Property  and  equipment  are  recorded  at  cost.
Depreciation is computed using the straight-line method based on estimated useful lives ranging from three to five years, with Furniture and Fixtures at five years, Computer Equipment and Software at three years. Repair and maintenance expense is expensed as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews the carrying value of all long-lived assets, including property and equipment with definite lives, for impairment in accordance with "FASB ASC 360-10-05-4," ACCOUNTING FOR THE
IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. Under FASB ASC 360-10-05-4, impairment losses are recorded whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable.

If the impairment tests indicate that the carrying value of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment loss would be recognized. The impairment loss is determined by the amount by which the carrying value of such asset exceeds its fair value. We generally measure fair value by considering sale prices for similar assets or by discounting estimated future cash flows from such assets using an appropriate discount rate. Assets to be disposed of are carried at the lower of their carrying value or fair value less costs to sell.

Considerable management judgment is necessary to estimate the fair value of assets, and accordingly, actual results could vary significantly from such estimates. There have been no impairment losses for long-lived assets recorded in 2013 or 2012.

STOCK-BASED COMPENSATION - The Company accounts for stock-based compensation in accordance with FASB ASC 718-10 which requires the measurements and recognition of compensation expense for all stock-based payments including warrants, stock options, restricted stock grants and stock bonuses based on estimated fair value. For purposes of determining estimated fair value under FASB ASC 718-10-30, the Company computes the estimated fair values of stock options using the Black-Scholes option pricing model. The fair value of restricted stock and stock award grants are determined based on the number of shares granted and the closing price of the Company's common stock on the date of grant. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period. Stock-based compensation expense of $506,856 and $-0- was charged to expense during 2013 and 2012, respectively.

The Company accounts for equity instruments issued for services and goods to non-employees under "FASB ASC 505-50-1" ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES and "FASB ASC 505-50-25" ACCOUNTING RECOGNITION FOR

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012

CERTAIN TRANSACTIONS INVOLVING EQUITY INSTRUMENTS GRANTED TO OTHER THAN EMPLOYEES. Generally, the equity instruments issued for services and goods are shares of the Company's common stock, or warrants or options to purchase shares of the Company's common stock. These shares, warrants or options are either fully-vested and exercisable at the date of grant or vest over a certain period during which services are provided. The Company expenses the fair market value of these securities over the period in which the related services are received.

During the years ended December 31, 2013 and 2012, and included in the total expense above, the Company recognized $182,151 and $0, respectively, of stock-based compensation expense related to the fair market value of stock options and warrants that were issued to outside vendors for professional services.

3. LIQUIDITY
------------

During the year ended December 31, 2013, the Company incurred losses of $1,582,045 and a stockholders' deficit of $2,360,679.

The Company's ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no assurance that this series of events will be satisfactorily completed.

The Company believes it will have the ability to operate for the next twelve months. The Company has adjusted and will continue to align expenses to the extent possible to match revenues. The Company also continues to pursue new customers and raised $270,000 of equity during the first quarter 2014.

4. PROPERTY AND EQUIPMENT:
--------------------------

Property and equipment consisted of the following at December 31:

                                                      2013              2012
                                                 -------------     -------------
         Leased computer equipment               $    867,944      $    602,274
         Purchased property and equipment              63,794           120,252
         Software                                      10,465            10,465
         Leasehold improvements                       243,297                -0-
                                                 -------------     -------------
            Total Property and Equipment            1,185,500           732,991
            Less accumulated depreciation            (666,176)         (509,253)
                                                 -------------     -------------
            Property and equipment, net          $    519,324       $   223,738
                                                 =============     =============

Depreciation expense for the years ended December 31, 2013 and 2012 was $227,781 and $156,867, respectively.

5. OTHER STATEMENT FINANCIAL INFORMATION
----------------------------------------

         ACCRUED EXPENSES:  Accrued expenses as of December 31 include:

                                            2013                 2012
                                        -------------       -------------
        Sales tax                       $    12,642         $      6,529
        Deferred rent                       211,816                   -0-
        Accrued interest                         -0-              14,250
                                        -------------       -------------
                                 Total  $   224,458         $     20,779
                                        =============       =============

6. RELATED PARTIES:
-------------------

On September 14, 2012, the Company entered into a corporate development services agreement with 5X Partners to provide research and development planning, raise investor financing, registration of investor stock, and the initiation of public trading. A member of 5X partners, Larry Ingwersen, serves on the board of directors and is an officer of the Company. 5X Partners is currently paid $27,500 per month for its services. In 2013, 5X partners billed the Company

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012

$330,000 for its services and later converted $265,000 into a long term note due January 19, 2016. In 2012, 5X billed the Company $162,000.

Amounts owed to related parties included in accounts payable totaled $19,928 and $186,064 as of December 31, 2013 and 2012, respectively. In addition to the conversion of accounts payable due to 5X Partners described above, other related parties converted $176,000 into long term notes maturing in January 2016, for a total of $441,000.

7. LEASE COMMITMENTS:
---------------------

The Company rents office space for its corporate needs. The Company entered into a 62-month lease agreement in December 2012 to lease 16,494 square feet, which terminates February 28, 2018. We incurred expenses of $182,925 and $31,242 for our corporate offices for the year ended December 31, 2013 and 2012, respectively, which includes rent, operating expenses excluding utility expenses, and real estate taxes. In addition to the minimum annual rent payments, the Company is obligated to pay its share of utility expenses, which currently totaled $17,856 and $7,116 in 2013 and 2012, respectively.

The Facility Lease agreement allowed the Company up to $170,000 in tenant improvements, with the option to borrow up to $100,000 for additional tenant improvements. The Company made a total of $242,483 in tenant improvements.

The Company leases its office and computing equipment under non-cancelable lease agreements. Most Leases are for 36 months with a bargain purchase option. During the year ended December 31, 2013, the Company entered into three leases totaling $265,669, with lease terms of 36 months, and interest rates were between 10.4% and 5.5%. During the year ended December 31, 2012, the Company entered into three leases totaling $186,768, with lease terms of 36 months, and interest rates were between 10.4% and 7.3%. During the year ended December 31, 2011, the Company entered into three leases totaling $150,266, with lease terms of 36 months, and interest rates were between 12.0% and 18.4%.

Future minimum lease payments under non-cancelable capital leases and the facility lease as of December 31, 2013 are as follows:

                                                 CAPITAL      OFFICE
YEARS ENDING:                                     LEASES       LEASE     TOTAL
---------------------------------------------  ------------ --------- ----------
2014                                           $   173,681   $162,090 $  335,771
2015                                               104,811    201,867    306,678
2016                                                33,820    180,309    214,129
2017                                                    -0-   182,963    182,963
2018                                                    -0-    30,568     30,568
                                               ------------ --------- ----------
Total                                              312,312   $757,797 $1,070,109
Amount representing interest                        22,821
                                               ------------
Present value of future minimum lease payments $   289,491
Less: current obligations under capital            157,541
                                               ------------
leases
Long-term obligations under capital leases     $   131,950
                                               ============

Gross value of leased assets, depreciation and outstanding amounts in respect of these leases are as follows:

                                              2013                2012
                                       ------------------- ------------------
Capitalized Leases, gross amount        $       867,944     $       602,275
Less accumulated depreciation                  (569,005)           (401,834)
                                       ------------------- ------------------
Net book value                          $       298,939     $       200,441
                                       =================== ==================

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012


8. DEBT:
--------

Debt consists of the following as of December 31:

                                                           2013          2012
                                                        ---------     ---------
        Bank Debt                                       $ 143,023     $178,746
        Leasehold Improvement Loan                         59,844          -0-
        Convertible Promissory Notes (Note 9)                 -0-      475,000
        Investor Notes (Note 6)                           441,000          -0-
                                                        ---------     ---------
        Total                                           $ 643,867     $653,746
        Less current portion                               51,451      510,723
                                                        ---------     ---------
        Long term portion                               $ 592,416     $143,023
                                                        =========     =========


BANK DEBT
The Company has a secured promissory note with a bank. On January 1, 2011, the note had a principal balance of $195,714 with a fixed interest rate of 8.00%. The note was increased by $7,500 on September 8, 2011 and by $10,000 on March 23, 2012. The note was amended on April 30, 2012 to change the fixed interest rate to 7.00%. The weighted-average interest rate was 7.00% and 7.35% in 2013 and 2012, respectively. Monthly payments of principal and interest total $3,938 and the maturity date is May 5, 2017. The promissory note is collateralized by substantially all of the Company's assets and is guaranteed by two directors of the Company. There are no bank covenants.

LEASEHOLD IMPROVEMENT LOAN
The amount of tenant improvements made in excess of the allowance of $170,000 was $72,483, which was financed by a loan from the landlord. The loan, which was entered into in December 2012, is to be repaid over five years, has a fixed interest rate of 7%, and has annual payments totaling $16,926. The tenant improvements serve as collateral for this loan.

9. CONVERTIBLE PROMISSORY NOTES:
--------------------------------

Between September 14, 2012 and December 19, 2012, the Company issued $475,000 in convertible promissory notes to 11 investors. Between April 15, 2013 and June 24, 2013, the Company issued an additional $460,000 in convertible promissory notes to investors.

The convertible promissory notes carry interest at 10% simple interest and convert to shares of the Company's common stock at $1.25 per share. The notes converted to common stock on March 29, 2013, including accrued interest charged for the period from the issuance of the notes through the conversion date, amounting to $50,905. The total number of shares of common stock issued amounted to 788,724 upon conversion of the notes.

10. 2013 COMMON STOCK OFFERING
------------------------------

Effective May 15, 2013, the Company issued a Private Placement Memorandum, offering up to one million (1,000,000) shares of Restricted Common Stock in IVDesk Holdings, Inc. from May 15, 2013 through December 31, 2013 at $2.50 per share. Each share has a par value of $0.0001. As of December 31, 2013, the Company raised $662,000 in proceeds from this offering, representing 264,800 shares. There were no issuance costs related to this offering.

11. 2012 OMNIBUS STOCK INCENTIVE PLAN
-------------------------------------

Effective February 13, 2013, the Company adopted the IVDesk Holdings, Inc. 2012 Omnibus Stock Incentive Plan (the "Plan"). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 2,500,000 shares of the Company's common stock were reserved for options and other stock awards under the Plan.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012

Upon adoption of the Plan, the Company granted the following options and warrants. The warrants vested upon grant at 100%. The options have a three-year vesting period as follows: 16.66% at the date of the grant, an additional 16.66% six months after the date of the grant and subsequently vest at 2.777% each month until the end of the three year vesting period. The options expire ten years from the date of the grant.

A summary of the Company's  stock option activity during the year ended December
31, 2013 was as follows:

                                                                             WEIGHTED-AVERAGE
                                                       WEIGHTED-AVERAGE          REMAINING
                                                      EXERCISE PRICE PER   CONTRACTUAL TERM (IN       AGGREGATE
                                         SHARES              SHARE                YEARS)           INTRINSIC VALUE
                                     ---------------- -------------------- ---------------------- -------------------
Outstanding at January 1, 2013                   -0-
Granted below fair value                   1,296,324          $      0.38
Exercised                                        -0-
Cancelled and forfeited                     (25,488)                 0.38
                                     ----------------
Outstanding at December 31, 2013           1,270,836                 0.38           9.1             $    2,694,172
                                     ----------------
Exercisable at December 31, 2013             423,443                 0.38           9.1             $      897,698
                                     ----------------

The Company incurred $468,175 and $-0- of share based compensation expense in 2013 and 2012, respectively; and, as of December 31, 2013, there was $909,285 of total unrecognized compensation costs that are expected to be recognized over a weighted-average period of 2.1 years.

The Company also granted 16,477 warrants. The warrants expire five years from the date of the grant. The Company incurred $38,681 and $-0- of share-based compensation expense in 2013 and 2012, respectively; and, as of December 31, 2013, there was $-0- of total unrecognized compensation costs.

The Company uses the Black-Scholes pricing model to determine the fair value of stock options and warrants. The fair value of each award is estimated on the date of the grant. The weighted-average grant date fair value of awards granted and the range of assumptions using the model are as follows for the periods presented as of December 31:

                                                         2013
                                                  --------------------
          Weighted-average fair value                   $ 1.25
          Expected term                            2.50 - 5.78 years
          Expected volatility                      75.75% - 90.85 %
          Risk-free interest rate                   0.38% - 1.16 %
          Dividend yield                                  -0-

The assumptions are based on the following for each of the years presented.

         EXPECTED TERM. The Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment behavior, so we estimate the expected term of awards granted by taking the average of the vesting term and the contractual term of the awards, referred to as the simplified method.

         VOLATILITY. The expected volatility being used is based on a blend of comparable small- to mid-size public companies serving similar markets.

         RISK FREE INTEREST RATE. The risk free interest rate is based on the U.S. Treasury's zero coupon issues with remaining terms similar to the expected term on the award.

         DIVIDEND YIELD. The Company has never declared or paid any cash dividends and does not plan to pay cash dividends in the foreseeable future, and, therefore, used an expected dividend yield of zero in the valuation model.

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012


         FORFEITURES. As we do not have sufficient historical information to develop reasonable expectations about forfeitures, we currently apply actual forfeitures.

12. STOCK DEFICIT:
------------------

PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock with a $.0001 par value, which may be subdivided into various classes or series with rights, privileges and preferences to be hereafter determined and designated by the Board of Directors. No shares of preferred stock have been issued or are outstanding, and no rights, privileges or preferences have been determined and designated by the board of directors.

COMMON STOCK

The Company is authorized to issue 100,000,000 shares of common stock with a $0.0001 par value. Effective March 29, 2013, the Company issued 788,724 shares for the conversion of $985,905 in convertible promissory notes at $1.25 per share. From September 6, 2013 through December 30, 2013, the Company issued 264,800 shares of common stock relating to the Company's Common Stock Offering in exchange for cash totaling $662,000.

13. INCOME TAXES
----------------

FSC was constituted as an "S" corporation and therefore had no direct liability for income taxes, which are the responsibility of its shareholders. Accordingly no asset or liability for income tax has been recognized in these financial statements prior to September 14, 2012.

IVDesk Holdings and IVDesk Minnesota are constituted as "C" corporations; consequently following the transfer of the business and substantially all the assets of FSC to the Company on September 14, 2012, the Company accounts for income taxes in accordance with FASB ASC 740 "Income Taxes".

Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized. The valuation allowance has been established due to the uncertainty of future taxable income, which is necessary to realize the benefits of the deferred tax assets. As of December 31, 2013, the Company had federal net operating losses, or NOL carryforwards of approximately $1,485,094 which will begin to expire in 2032. The Company also has various state net operating loss carryforwards for income tax purposes of approximately $1,484,234, which will begin to expire in 2027. The utilization of a portion of the Company's NOLs and carryforwards is subject to annual limitations under Internal Revenue Code
Section 382 ("382"). Subsequent equity changes could further limit the utilization of these NOLs and credit carryforwards. The Company had not undertaken a 382 study as of December 31, 2013.

The temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit and operating loss carryforwards that create deferred tax assets and liabilities are as follows:

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012




SUMMARY OF DEFERRED TAX ASSETS / (LIABILITIES)            2013          2012
                                                     -------------- ------------
Current Asset / (Liability)
    Allowance for Doubtful Accounts                  $   30,768     $    27,709
    Deferred Rent                                        85,718              -0-
    Contribution Carryover                                  506             506
Non-current Asset / (Liability)
    Non-qualified Stock Options                         205,115              -0-
    Fixed Assets                                        (68,796)             -0-
    Net Operating Loss Carryforwards - Federal          504,932         158,940
    Net Operating Loss Carryforwards - State             96,000          30,236
                                                     -------------- ------------
    Total Net Operating Loss Carryforwards              600,932         189,176
                                                     -------------- ------------
        Deferred Tax Asset                              854,243         217,391
    Less: Valuation Allowance                          (854,243)       (217,391)
                                                     -------------- ------------
        Net Deferred Tax Asset                       $       -0-    $        -0-
                                                     ===========    ============

The  calculation  of the Company's  income tax provision  involves  dealing with uncertainties in the application of complex tax regulations. The Company recognizes tax liabilities for uncertain income tax positions based on management's estimate of whether it is more likely than not that additional taxes will be required. The Company had no uncertain tax positions as of December 31, 2013 and 2012.

The Company recognizes accrued interest and penalties related to uncertain tax positions in income tax expense. At December 31, 2013 and 2012, the Company had no accruals for the payment of tax-related interest and there were no tax interest or penalties recognized in the statement of operations. The Company's federal and state tax returns are potentially open to examinations for all years since 2012 due to net operating loss carryforwards. As of December 31, 2013, the Company is not under any income tax audits by tax authorities.

The components of income tax expense (benefit) consist of the following:

                                                        2013           2012
                                                    -------------- -------------
   Income tax provision:
       Current
           Federal                                  $       -0-    $       -0-
           State                                            -0-            -0-
                                                    -------------- -------------
           Total Current                                    -0-            -0-
       Deferred
           Federal                                     482,698        145,532
           State                                       154,154         46,505
                                                    -------------- -------------
           Total Deferred                              636,852        192,037
       Change in valuation allowance                  (636,852)      (192,037)
                                                    -------------- -------------
           Total income tax expense / (benefit)     $       -0-    $       -0-
                                                    =============  =============

The Company will continue to assess and evaluate strategies to enable the deferred tax asset, or a portion thereof, to be utilized, and will reduce the valuation allowance appropriately at such time when it is determined that the "more likely than not" criteria is satisfied.

The Company's provision for income taxes differs from the expected tax benefit amount computed by applying the statutory federal income tax rate of 34.0% to loss before taxes as a result of the following:

                                                     2013          2012
                                                --------------- ------------
         Federal statutory rate                     34.0%          34.0%
         State taxes, net of federal benefit         6.5%           6.5%
         Other                                      -0.2%           0.0%
         Change in valuation allowance             -40.3%         -40.5%
                                                --------------- ------------
         Total                                       0.0%           0.0%
                                                =============== ============

                      IVDESK HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2013 AND 2012

14. SUBSEQUENT EVENTS
---------------------

2013 COMMON STOCK OFFERING

Subsequent to December 31, 2013, there were additional subscriptions to a Private Offering amounting to $270,000 for 108,000 shares of common stock.

We have evaluated subsequent events through May 29, 2014. Other than as described above, there have been no subsequent events after December 31, 2013

F. SELECTED FINANCIAL INFORMATION
---------------------------------

Not applicable.

G. SUPPLEMENTARY FINANCIAL INFORMATION
--------------------------------------

Not applicable.

H. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR AUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED HEREIN. IN CONNECTION WITH, AND BECAUSE WE DESIRE TO TAKE ADVANTAGE OF, THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WE CAUTION READERS REGARDING CERTAIN FORWARD LOOKING STATEMENTS IN THE FOLLOWING DISCUSSION AND ELSEWHERE IN THIS REPORT AND IN ANY OTHER STATEMENT MADE BY, OR ON OUR BEHALF, WHETHER OR NOT IN FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS ARE STATEMENTS NOT BASED ON HISTORICAL INFORMATION AND WHICH RELATE TO FUTURE OPERATIONS, STRATEGIES, FINANCIAL RESULTS OR OTHER DEVELOPMENTS. FORWARD LOOKING STATEMENTS ARE NECESSARILY BASED UPON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND OUR CONTROL AND MANY OF WHICH, WITH RESPECT TO FUTURE BUSINESS DECISIONS, ARE SUBJECT TO CHANGE. THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT ACTUAL RESULTS AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS MADE BY, OR ON OUR BEHALF. WE DISCLAIM ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS.

We provide a complete cloud computing service for small to midsized (SMB) customers. Private Cloud Services, our primary service eliminates on premise servers by delivering each customer's existing applications and data from our data center filled with our high-speed servers, security systems, and support equipment. Customer employees can access their own personal desktop, familiar application screens, and all data -- anytime, from anywhere, with any internet connected device (PC, laptop, tablet and/or smart phone).

Our primary method of selling is through Partners using an agreement that provides a monthly fee for us and commissions for our Partners.

Our plan of operations for the next 12 months is as follows:

MILESTONES
-------------------- ----------------------------------------------------------
  4th Quarter 2014   Filing of Registration Statement
-------------------- ----------------------------------------------------------
  1st Quarter 2015   15c211 FINRA Filing pending SEC approval of the
                     Registration Statement
-------------------- ----------------------------------------------------------
                     Raise additional capital through offering of common stock
                     to support sales growth strategy
-------------------- ----------------------------------------------------------
  2nd Quarter 2015   Addition of New Data Centers to Operations.
-------------------- ----------------------------------------------------------
  3rd Quarter 2015   Expansion of National Sales System
-------------------- ----------------------------------------------------------

RESULTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2013

During the six months ended June 30, 2014, we recognized total revenues of $1,187,840 compared to the six months ended June 30, 2013 of $914,397. The increase of $273,443 was a result of monthly reoccurring fees and installation fees from new Private Cloud and Cloud Hosting Services customers added along with a planned decrease in Professional Services revenue. Historically, our Professional Services offerings have been used to facilitate customer adoption of our Private Vault Services and not to make a profit. For this reason, only the net revenues have been recognized. Since many of these services will be offered by our Select 100 sales Partners in the future, we expect our Professional Services efforts to be drastically reduced from fiscal 2013 levels, in 2014.

During the six months ended June 30, 2014, we recognized a gross profit of $789,229 compared to $512,212 during the six months ended June 30, 2013. The increase of $277,017 was a result of increased revenues resulting from our expanded marketing and sales efforts while focusing on improving efficiency of our operations evidenced by cost of goods sold of remaining essentially flat to prior year. During the six months ended June 30, 2014, cost of goods sold primarily consisted of software licensing, data center operations, installation, and customer help desk.

During the six months ended June 30, 2014, we recognized an operating loss of $848,097 compared to $918,858 during the six months ended June 30, 2013. An improvement of $70,761 resulting from an increase in operating expenses of $206,256 offset by the increase of $277,017 in gross profits. Operating expenses included $1,074,436 in general and administrative expenses, $423,840 in sales and marketing expenses and $139,050 in research and development expenses. General and administrative expenses increased $75,189, sales and marketing increased by $128,469 and research and development expenses increased by $2,598. The increase of $128,469 in sales and marketing expenses was a result of our expansion of our marketing and sales efforts, while the increases in general and administrative expenses increased as a result of increases in share-based compensation and depreciation and amortization over the prior period.

During the six months ended June 30, 2014, we recognized a net loss of $871,187 compared to $974,905 for the prior period. The improvement of $103,718 was a result of the increase in gross profits over operating cost increases plus a reduction in interest expense incurred year-over-year.

FOR THE YEARS ENDED  DECEMBER 31, 2013  COMPARED TO THE YEAR ENDED  DECEMBER 31,
2012

During the year ended December 31, 2013, we recognized total revenue of $1,859,553 compared to $1,735,335 during the year ended December 31, 2012. The increase of $124,218 was a result of the growth of Private Cloud and Cloud Hosting Services. During the year ended December 31, 2013, we recognized a gross profit of $1,233,313 compared to $738,976 during the year ended December 31, 2013. The increase of $494,337 was a result of the $370,119 decrease in costs of goods sold. During the year ended December 31, 2013, cost of goods sold primarily consisted of software licensing, data center operations, installation, and customer help desk.

During the year ended December 31, 2013, total operating expenses of $1,500,409 compared to $467,658 during the year ended December 31, 2012. The increase of $1,032,751 was a result of the $986,941 increase in general and administration expenses, a $285,274 increase in sales and marketing expense and the $254,873 increase in research and development expenses. The increase in general and administration expenses is primarily attributable to non-cash stock compensation expense of $506,856 related to the issuance of options and warrants. Other increases were a result of added personnel.

During the year ended December 31, 2013, we recognized a net loss of $1,582,045 compared to a net loss of $512,089. The increase of $1,069,956 is a result of the $1,032,751 increase in operational expenses offset by the $494,337 increase in gross profits.

LIQUIDITY

JUNE 30, 2014

At June 30, 2014, we have total current assets of $611,474 consisting of $317,660 in cash and cash equivalents, accounts receivables of $238,769 and prepaid expenses of $55,045. Current liabilities at June 30, 2014, consisted of $131,243 in accounts payables, $183,752 in deferred revenue, $205,873 in accrued expenses, the current portion of the bank loan of $39,723, of capital leases of $196,427 and of leasehold improvements of $13,576. At June 30, 2014, we had a working capital deficit of $159,120.

During the six months ended June 30, 2014, we used $359,826 in our operating activities. A net loss of $871,187 for the period was reconciled by such non-cash items as $140,213 in depreciation and amortization, $(10,531) provision for bad debt and $381,941 in share based compensation and warrants issued for services.

During the six months ended June 30, 2013, we used $431,058 in our operating activities. A net loss of $974,905 was reconciled for such non-cash items as $178,463 in depreciation and amortization, $35,887 provision for bad debt and $256,226 in stock based compensation and warrants issued for services.

During the six months ended June 30, 2014, we used $6,608 in investing activities, solely on the purchase of property and equipment. During the six months ended June 30, 2013, we used $7,625 in investing activities, solely on the purchase of property and equipment.

During the six months ended June 30, 2014, $260,494 was received from financing activities compared to $382,171 during the six months ended June 30, 2013.

Our revenues have increased $273,000 or 30% for the period ended June 30, 2014 along with a 10-point improvement in margins. This is somewhat offset by a $206,166 or 14% increase in operating expenses. We will continue to look at ways to increase revenues and margins while managing operating costs appropriately.

On September 14, 2012, we entered into a corporate development services agreement with 5X Partners to provide research and development planning, raise investor financing, registration of investor stock, and the initiation of public trading. A member of 5X partners, Larry Ingwersen, serves on the board of directors and is an officer of our Company. 5X Partners is currently paid $27,500 per month for its services. For the six months ended June 30, 2014, 5X Partners billed us $164,500. In 2013, 5X Partners billed our Company $330,000 for its services and later converted $265,000 into a long-term note due January 19, 2016.

We have a secured promissory note with a bank. On January 1, 2011, the note had a principal balance of $195,714 with a fixed interest rate of 8.00%. The note was increased by $7,500 on September 8, 2011 and by $10,000 on March 23, 2012. The note was amended on April 30, 2012 to change the fixed interest rate to 7.00%. The weighted-average interest rate was 7.00% and 7.35% in 2013 and 2012, respectively. Monthly payments of principal and interest total $3,938 and the maturity date is May 5, 2017. The promissory note is collateralized by substantially all of our assets and is guaranteed by two of our directors. There are no bank covenants.

We have only a very limited amount of cash and an accumulated deficit, and have incurred operating losses and negative cash flows from operations since inception. As of June 30, 2014, we had an accumulated deficit of approximately $3.2 million, and we will require additional working capital to fund operations through 2014 and beyond. The Company's ability to continue as a going concern is dependent on the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. There is no assurance that this series of events will be satisfactorily completed. The Company believes that it will have the ability to operate through at least March 2015. The Company has raised $393,000 in financing subsequent to June 30, 2014.

DECEMBER 31, 2013

At December 31, 2013, we have total current assets of $647,629 consisting of $423,600 in cash and cash equivalents, accounts receivables of $199,753 and prepaid expenses of $24,276. Current liabilities at December 31, 2013 were $666,005 and consisted of accounts payable of $89,616, deferred revenues of $142,939, accrued expenses of $224,458, the current portion of a bank loan of $38,351 and of capital leases of $157,541, and capital leasehold improvements of $13,100. At December 31, 2013, we had a working capital deficit of $18,376.

During the year ended December 31, 2013, we used $679,160 in support of operations. Net losses of $1,582,045, which were reconciled for such non-cash items as $227,781 in depreciation and amortization, $14,503 in bad debt expenses and $506,856 in stock compensation expenses.

During the year ended December 31, 2012, we used $99,722 in support of operations. Net losses of $512,809 were reconciled for such non-cash items as $159,867 in depreciation and amortization expenses and $34,410 gain in bad debt expense.

During the year ended December 31, 2013, we used $15,215 in investing activities consisting solely of the purchase of property and equipment. During the year ended December 31, 2012, we used $19,306 in investing activities in the purchase of property and equipment.

During the year ended December 31, 2013, we received $961,750 from our financing activities and during the year ended December 31, 2012 we received $225,309 from financing activities.

During the year ended December 31, 2013, we issued 264,800 shares of our restricted common stock at $2.50 per share for total funds of $662,000.

We have a secured promissory note with a bank. On January 1, 2011, the note had a principal balance of $195,714 with a fixed interest rate of 8.00%. The note was increased by $7,500 on September 8, 2011 and by $10,000 on March 23, 2012. The note was amended on April 30, 2012 to change the fixed interest rate to 7.00%. The weighted-average interest rate was 7.00% and 7.35% in 2013 and 2012, respectively. Monthly payments of principal and interest total $3,938 and the maturity date is May 5, 2017. The promissory note is collateralized by substantially all of our assets and is guaranteed by two of our directors. There are no bank covenants.

The amount of tenant improvements made in excess of the allowance of $170,000 was $72,483, which was financed by a loan from the landlord. The loan, which was entered into in December 2012, is to be repaid over five years, has a fixed interest rate of 7%, and has annual payments totaling $16,926. The tenant improvements serve as collateral for this loan.

During the year ended  December  31,  2012,  we issued  $475,000 in  convertible promissory notes. During the year ended December 31, 2013, we issued an additional $460,000 in convertible promissory notes to investors. The convertible promissory notes carry interest at 10% simple interest and convert to shares of our common stock at $1.25 per share. The notes converted to common stock on March 29, 2013, including accrued interest charged for the period from the issuance of the notes through the conversion date, amounting to $50,905. The total number of shares of common stock issued amounted to 788,724 upon conversion of the notes.

On September 14, 2012, we entered into a corporate development services agreement with 5X Partners to provide research and development planning, raise investor financing, registration of investor stock, and the initiation of public trading. A member of 5X partners, Larry Ingwersen, serves on our board of directors. 5X Partners is currently paid $27,500 per month for its services regarding three operating consultants. In 2013, 5X Partners billed us $330,000 for its services and later converted $265,000 into a long term note due January 19, 2016. In 2012, 5X billed us $162,000.

Amounts owed to related parties included in accounts payable totaled $19,928 and $186,064 as of December 31, 2013 and 2012, respectively. In addition to the conversion of accounts payable due to 5X Partners described above, other related parties converted $176,000 into long term notes maturing in January 2016, for a total of $441,000.

SHORT TERM

On a short-term basis, we have not generated revenues sufficient to cover our growth oriented operations plan. Based on prior history, we may continue to incur losses until such a time that our revenues are sufficient to cover our operating expenses. As a result we may need additional capital in the form of equity or loans, none of which is committed as of this filing.

CAPITAL RESOURCES

We have only common stock as our capital resource, and our assets, cash and receivables.

We have no material commitments for capital expenditures within the next year, however, as operations are expanded substantial capital will be needed to pay for expansion, acquisition and working capital.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our growth plans. We have made equity and debt offerings in order to support our growth plans, to date, and may do so in the future.

No commitments to provide additional funds have been made by our management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to us to allow coverage of our expenses as they may be incurred.

CRITICAL ACCOUNTING POLICIES

REVENUE RECOGNITION -- We generate revenue from: (i) service fees related to shared hosting services, (ii) service fees related to dedicated hosting services, and (iii) professional services

PRIVATE CLOUD SERVICES
We provide shared hosting services for clients within its computer infrastructure. All clients share and run systems across multiple enterprise level computer servers, SANs, switches, and other network devices. All customers share different pieces based on their specific needs. These services such as file sharing are provided to all IVDesk service users. 24/7 support is included in the subscription fee.

CLOUD HOSTING SERVICES
Our Hosting Services revenue is derived from providing specific server resources for each customer within this categorization. These services are dedicated to the customer and may be comprised of specific hardware, virtual servers, back up servers, etc. We provide support services to these users as well including system updates, monitoring, and maintenance. 24/7 support is included in the subscription fee.

PROFESSIONAL SERVICES
Periodically we are requested to perform specific service projects for clients. These consulting projects include software package selection, business process optimization, software design, systems analysis, and other professional services. These services are typically provided on a time-and-materials basis.

We typically enters into three-year contracts, with automatic renewals, with its customers for our service. Fees are collected monthly. The subscription agreements typically provide service level commitments of specified uptime per period, excluding scheduled maintenance. We will typically credit qualifying customers' one-day of revenue for a one-hour disruption of service, and a maximum of two-days of revenue for a two-hour disruption of service. In light of our historical experience with meeting its service level commitments, and that credits are provided customers during the same month of service, we do not currently have any obligations related to these commitments. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

We recognize revenue when all of the following conditions are met:

     o    There is persuasive evidence of an arrangement;

     o    The service has been provided to the customer;

     o    The collection of the fees is reasonably assured; and

     o    The  amount  of  fees  to  be  paid  by  the   customer  is  fixed  or
          determinable.

In most instances, revenue from new customer acquisitions is generated under sales agreements with multiple elements, comprised of subscription and support fees from customers accessing its cloud-based application suite and professional services associated with consultation services. We evaluate each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered item has standalone value and delivery of the undelivered element is probable and within the Company's control. Subscription and support have standalone value because they are routinely sold separately by the Company. Professional services have standalone value because we sell professional services separately and there are several third party vendors that routinely provide similar professional services to its customers on a standalone basis.

We allocate revenue to each element in an arrangement based on a selling price hierarchy. The selling price for a deliverable is based on its vendor-specific objective evidence ("VSOE"), if available, third-party evidence ("TPE"), if VSOE is not available, or estimated selling price ("ESP"), if neither VSOE nor TPE is available. The consideration allocated to subscription and support is recognized as revenue over the contract period commencing when the subscription service is made available to the customer. The consideration allocated to professional services is recognized as revenue using the proportional performance method.

The total arrangement fee for a multiple element arrangement is allocated based on the relative ESP of each element. However, since the professional services are generally completed prior to completion of delivery of subscription and support services, the revenue recognized for professional services in a given reporting period does not include fees subject to delivery of subscription and support services. This results in the recognition of revenue for professional services that is generally no greater than the contractual fees for those professional services.

For single element sales agreements, subscription and support revenue is recognized ratably over the contract term beginning on the provisioning date of the contract. We recognize professional services revenue using the proportional performance method for single element arrangements.

Sales and other taxes collected from customers to be remitted to government authorities are excluded from revenues.

RESEARCH AND DEVELOPMENT EXPENSE - Research and development expenses consist primarily of development personnel and non-employee contractor costs related to the development of new products and services, enhancement of existing products and services, quality assurance and testing. "FASB ASC 985-20-25," ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, requires certain software development costs to be capitalized upon the establishment of technological feasibility.

The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Software development costs incurred beyond the establishment of technological feasibility have not been significant. Therefore, no software development costs were capitalized during the six months ended June 30, 2014 and the years ended December 31, 2013 and 2012. Software development costs have been recorded as research and development expense. Expenditures increased significantly in 2013 to upgrade the capacity of its operations to support increased demand and to develop new processes that speed the time required to transition new customers into our cloud infrastructure. Such expenses have been incurred in 6 months ended June 30, 2014.

STOCK-BASED COMPENSATION - We account for stock-based compensation in accordance with FASB ASC 718-10 which requires the measurements and recognition of compensation expense for all stock-based payments including warrants, stock options, restricted stock grants and stock bonuses based on estimated fair value. For purposes of determining estimated fair value under FASB ASC
718-10-30, we compute the estimated fair values of stock options using the Black-Scholes option pricing model. The fair value of restricted stock and stock award grants are determined based on the number of shares granted and the closing price of our common stock on the date of grant. Compensation expense for all share-based payment awards is recognized using the straight-line amortization method over the vesting period.

We account for equity instruments issued for services and goods to non-employees under "FASB ASC 505-50-1" ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES and "FASB ASC 505-50-25" ACCOUNTING RECOGNITION FOR CERTAIN TRANSACTIONS INVOLVING EQUITY INSTRUMENTS GRANTED TO OTHER THAN EMPLOYEES. Generally, the equity instruments issued for services and goods are shares of our common stock, or warrants or options to purchase shares of our common stock. These shares, warrants or options are either fully-vested and exercisable at the date of grant or vest over a certain period during which services are provided. We expense the fair market value of these securities over the period in which the related services are received.

During the years ended December 31, 2013 and 2012, and included in the total expense above, we recognized $182,151 and $0, respectively, of stock-based compensation expense related to the fair market value of stock options and warrants that were issued to outside vendors for professional services.

I. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES
--------------------------------------------------------------------------------

Not applicable.

J. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
--------------------------------------------------------------

Not applicable.

K. DIRECTORS AND EXECUTIVE OFFICERS
-----------------------------------

          NAME         AGE                 POSITION                     TERM
--------------------- ----- ------------------------------------------ -------
Alan F. Bignall        63   Chief Executive Officer and Director       Annual

James J. Polakowski    59   President, Chief Operating Officer
                             and Director                              Annual

William E. Sorenson    54   Chief Technology Officer and Director      Annual

Thomas E. Kelly        52   Chief Financial Officer, Secretary and
                             Treasurer                                 Annual

Larry D. Ingwersen     69   Chairman of the Board                      Annual

Dieter L. Pape         67   Director                                   Annual

Marc S. Usem           50   Director                                   Annual


ALAN F. BIGNALL - CHIEF EXECUTIVE OFFICER AND DIRECTOR

Mr. Bignall was appointed Chief Executive Officer and a Director on August 25, 2014. Prior to his appointment with our Company, Mr. Bignall served as the CEO and President of Reconrobotics Inc. from July 2006 until May 2014. Mr. Bignall earned an undergraduate degree from Derby College of Technology (England) in 1973 and an MBA from the University of St. Thomas (St. Paul, Minnesota) in 1985.

Mr. Bignall brings 35 years of product development, IT, finance and senior executive experience to the Board of Directors.

JAMES J.  POLAKOWSKI - PRESIDENT, CHIEF OPERATING OFFICER AND DIRECTOR

Prior to IVDesk, Mr. Polakowski served as the President of Focused Solutions Consulting (FSC) from 2001 until FSC was acquired into our Company in 2012. At such time, Mr. Polakowski was appointed President, Chief Operating Officer and Director. Mr. Polakowski completed a Bachelor of Science Degree in Computer Science from the University of Minnesota in 1979.

Mr. Polakowski brings 35 years of experience in large, complex IT systems and senior management to us and Board of Directors along with a detailed experience in the development of the technology.

WILLIAM E. SORENSON - CHIEF TECHNOLOGY OFFICER AND DIRECTOR

Prior to IVDesk, Mr. Sorenson served as the CEO of Focused Solutions  Consulting
(FSC) from 2001 until FSC was acquired into our Company in 2012. Mr. Sorenson attended Bethel College in Accounting/Finance from 1986 to 1989 but did not complete a degree. Mr. Sorenson has been an officer and director since September 2012.

Mr. Sorenson brings a 25 year background in finance, IT and senior management to our Company and Board of Directors along with detailed experience in the history of our business.

THOMAS E. KELLY - CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER

Mr. Kelly was appointed the Chief Financial Officer, Secretary and Treasurer of our Company on June 1, 2014. In 2005, Mr. Kelly founded T > Edward, Inc., a strategic and operational SaaS consultancy, providing cloud expertise and C-level services to clients. Mr. Kelly is a CPA (inactive) in the states of New York and Minnesota, and holds a B.A. degree in Accounting from North Carolina State University (1984) and an MBA in Finance from Fordham University (1992). Mr. Kelly brings 30 years of public and private finance and senior management experience to us along with a strong background in cloud computing.

LARRY D. INGWERSEN - CHAIRMAN OF THE BOARD

Mr. Ingwersen has served as a director of our Company since founding our Company. Mr. Ingwersen leads our sales channel development and capital raising programs. He has led initial public offerings (from Star Technologies in 1982 to Tricord Systems in 1993), reverse mergers (1995 - 2003) and, since 2008, direct public offerings. He is a founder of 5X Partners LLC (2008) and the Zebulon Group LLC (2006), firms that have planned, financed and implemented growth initiatives for early stage IT companies. He currently serves as CEO and Director of 5X Partners, LLC and Zebulon Group, LLC. For the past 5 years, 5X Partners, LLC has focused on rapidly growing public and private businesses that sell data center delivered solutions. Mr. Ingwersen earned a BSEE degree in 1967 from South Dakota School of Mines and other colleges while completing advanced coursework in electronics engineering and business administration at Arizona State, Nebraska, Iowa State and South Dakota School of Mines.

Mr. Ingwersen brings 45 years of P&L Management, CEO, and Board-level experience with IT companies to our Company and Board of Directors.

DIETER L. PAPE - DIRECTOR

Mr. Pape has been a Director since the formation of our Company in March 2012. Mr. Pape has been the President and CEO of American Time and Signal (ATS) since November 2012. Prior to ATS, Mr. Pape was the President/CEO of North American Bison Cooperative and prior to that he led the turnaround of Morey's Seafood International LLC, multi-site geographically diverse manufacturing and distribution company. Mr. Pape serves and has served on the Boards of ATS, Central MN YMCA, Central MN Boy Scouts, St. Cloud Technical College, North American Bison Cooperative, North Dakota Natural Beef, St. Cloud Economic Development, and Morey's Seafood International. Mr. Pape earned an MBA degree (major in marketing and a minor in management) from Michigan State University in 1972. In 1969, Mr. Pape earned his Bachelor's degree at Michigan State with a marketing major and a mechanical engineering minor.

Mr. Pape brings a leadership background to our board of directors. He has had leadership experience in start-ups, private & publicly held companies, growth development, turnarounds, and acquisitions.

MARC S. USEM - DIRECTOR

Mr. Usem has been a Director since 2012. Mr. Usem has been a hedge fund portfolio manager at Usem Bergstrand Capital Management, LLC since the firm's inception in 1999. Formerly, Mr. Usem was a vice president and Sr. Publishing Internet Technology Analyst in the equity research department at Salomon Smith Barney in New York. He is active in the local community, serving as a past president and board member of the Edina Morningside Rotary Club and as a commissioner on the City of Edina's Transportation Commission. He is also a judge for the high-tech division of the Minnesota Cup, the largest statewide new venture competition sponsored by the University of Minnesota and Wells Fargo. Mr. Usem earned an MBA from the University of Chicago Booth School of Business in 1993 and a Bachelor's degree in computer science from Boston University in 1986.

Mr. Usem brings a portfolio management and financial background to our Board of Directors.

Our officers work full time with us, with the exception of our CFO, Mr. Kelly who works 4 days a week. Our directors have other outside responsibilities and contributed up to 10 hours a week with the exception of Mr. Ingwersen who spends 100% of his time with us.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of non-profit and for-profit organizations. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

L. EXECUTIVE AND DIRECTORS COMPENSATION
---------------------------------------

                                  COMPENSATION

The following table sets forth the compensation paid to our officers and board members during the fiscal years ended December 31, 2013 and 2012. The table sets forth this information for our Company, IVDesk Holdings, Inc., including salary, bonus, and certain other compensation to our Board members and named executive officers for the fiscal years ended December 31, 2013 and 2012.


                                               SUMMARY EXECUTIVES COMPENSATION TABLE

----------------------------- ------- ---------- --------- ------ ---------- ------------ ------------- ------------ -----------
                                                                              NON-EQUITY  NON-QUALIFIED
                                                                              INCENTIVE     DEFERRED        ALL
                                                           STOCK    OPTION       PLAN     COMPENSATION     OTHER
                                       SALARY     BONUS    AWARD    AWARDS   COMPENSATION   EARNINGS    COMPENSATION    TOTAL
      NAME & POSITION          YEAR      ($)       ($)      ($)       ($)        ($)           ($)          ($)          ($)
----------------------------- ------- ---------- --------- ------ ---------- ------------ ------------- ------------ -----------
Alan F. Bignall, CEO (1)        2013          0         0      0          0          0             0            0             0
----------------------------- ------- ---------- --------- ------ ---------- ------------ ------------- ------------ -----------
William E. Sorenson, CEO        2013    150,000         0      0    299,443          0             0        6,000      $249,774
and CTO (2)                     2012    150,000    30,000      0          0          0             0        6,000      $150,000
----------------------------- ------- ---------- --------- ------ ---------- ------------ ------------- ------------ -----------
Thomas E. Kelly, CFO (3)        2013          0         0      0          0          0             0            0             0
----------------------------- ------- ---------- --------- ------ ---------- ------------ ------------- ------------ -----------
James Polakowski, President     2013    150,000         0      0    299,443          0             0        6,000      $249,774
and COO (4)                     2012    150,000    30,000      0          0          0             0        6,000      $150,000
----------------------------- ------- ---------- --------- ------ ---------- ------------ ------------- ------------ -----------
Thomas J. Mahoney, Former       2013     96,000         0      0    138,210          0             0            0      $142,051
CFO (3)                         2012     24,000         0      0          0          0             0            0       $24,000
----------------------------- ------- ---------- --------- ------ ---------- ------------ ------------- ------------ -----------

(1)  Effective  August 25,  2014,  Mr.  Bignall was  appointed  Chief  Executive
     Officer.
(2) Effective August 25, 2014, Mr. Sorenson resigned as our Company's CEO while retaining his CTO role and Mr. Alan F. Bignall was appointed Chief Executive Officer on August 15, 2014. A portion of the salary paid to Mr. Sorenson was paid to his consulting company firm, though our employment agreement with Mr. Sorenson is with him individually. In 2013, Mr. Sorenson was issued an option for 299,443 shares of common stock.
(3)  Effective  June  1,  2014  Mr.  Mahoney  resigned  as our  Company's  Chief
     Financial Officer and Mr. Tom Kelly was appointed our Company' Chief Financial Officer on June 1, 2014. Mr. Mahoney was issued an option in 2013 for 138,210 shares of common stock.
(4) A portion of the salary paid to Mr. Polakowski was paid to his consulting company firm, though our Company's employment agreement with Mr. Polakowski is with him individually. In 2013, Mr. Polakowski was issued an option for 299,443 shares of common stock.

                 OPTION/WARRANT GRANTS IN THE LAST FISCAL YEAR

On February 13, 2013, the Board of Directors and the stockholders of our Company approved the 2012 IVDesk Holdings, Inc.'s Stock Option Award and Incentive Plan ("the 2012 Plan.") There are 2,500,000 shares of our common stock reserved under the 2012 Plan. During the year ended December 31, 2013, options exercisable for 1,296,324 shares and warrants exercisable for 91,477 shares were granted were issued under the 2012 Plan as of date hereof. Options for 63,756 shares and warrants for 25,000 shares have since expired unexercised. Warrants for 16,477 shares were exercised in April 2014.

                                      OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information  concerning outstanding equity awards held by our Company's appointed executive officers for the fiscal year ended December 31, 2013 (the "Named Executive Officers"):

                                      Option Awards                                       Stock awards
                ---------------------------------------------------------- --------------------------------------------
                ------------ ------------- ------------ -------- --------- ---------- ----------- ---------- ----------
                                                                                                              Equity
                                                                                                             incentive
                                                                                                  Equity       plan
                                                                                                 incentive    awards:
                                                                                                    plan       Market
                                                                                                   awards:      or
                                             Equity                                                Number      payout
                                            incentive                                                of       value of
                                              plan                           Number               unearned    unearned
                                             awards:                           of       Market     shares,     shares,
                 Number of                  Number of                        shares    value of   units or    units or
                securities    Number of    securities                       or units   shares of    other      others
                underlying    securities   underlying                       of stock   units of    rights      rights
                unexercised   underlying   unexercised  Option                that       stock       that       that
                  options    unexercised    unearned    exercise   Option    have not  that have   have not   have not
                    (#)      options (#)     options     price   expiration  vested    not vested  vested      vested
     Name       exercisable  unexercisable     (#)        ($)       date       (#)        ($)         (#)        ($)

--------------- ------------ ------------- ------------ -------- --------- ---------- ----------- ---------- ----------
William E.        92,051       184,213          0        0.38      2023        0          0           0          0
Sorenson,
CEO/CTO (2)

James
Polakowski,
President and
COO               92,051       184,213          0        0.38      2023        0          0           0          0

Thomas J.
Mahoney, CFO
(1)               42,487        85,025          0        0.38      2023        0          0           0          0
---------------

(1)  On June 1, 2014 Mr.  Mahoney  resigned  as our  Company's  Chief  Financial
     Officer and Mr. Tom Kelly was appointed our Company' Chief Financial Officer on June 1, 2014.
(2) Effective August 25, 2014, Mr. Sorenson resigned as our Company's CEO while retaining his CTO role and Mr. Alan F. Bignall was appointed CEO.


                              DIRECTOR COMPENSATION

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

We do not pay any fees to Directors for meeting attendance.

The following table sets forth certain information concerning compensation paid to our directors during the year ended December 31, 2013:


                     Fees                                                     Non-qualified
                   earned or                                                     deferred
                    paid in                                  Non-equity        compensation
                     cash          Stock        Option      incentive plan        earnings          All other        Total
      Name            ($)        awards ($)   awards ($)   compensation ($)         ($)         compensation ($)      ($)
----------------- ------------ ------------- ------------ ------------------ ----------------- ------------------ ----------
William E.              $ -0-         $ -0-        $ -0-              $ -0-             $ -0-              $ -0-      $ -0-
Sorenson (1)

James J.                $ -0-         $ -0-        $ -0-              $ -0-             $ -0-              $ -0-      $ -0-
Polakowski (2)

Larry D.              $13,000         $ -0-     $138,210              $ -0-             $ -0-              $ -0-   $151,210
Ingwersen (3)

Dieter L. Pape          $ -0-         $ -0-      $41,479              $ -0-             $ -0-              $ -0-    $41,479
(4)

Marc S. Usem (4)        $ -0-         $ -0-      $41,479              $ -0-             $ -0-              $ -0-    $41,479
-----------------

(1) Mr. Sorenson is also an officer of our Company and as such he receives the compensation as disclosed in the Executive Compensation Table. He does not receive payment for his services as a director.
(2) Mr. Polakowski is also an officer of our Company and as such he receives the compensation as disclosed in the Executive Compensation Table. He does not receive payment for his services as a director.
(3) Mr. Ingwersen, is a member of 5X Partners, which has a consulting agreement with our Company, paying $10,000 per month, for a month-to-month term, renewable automatically. During the year Mr. Ingwersen was issued options exercisable for 127,512 shares of common stock.
(4) Mr. Pape and Mr. Usem were award stock options for their services as directors. Each was issued an option exercisable for 38,268 shares of common stock.

EMPLOYMENT AGREEMENTS WITH OFFICERS AND DIRECTORS OF OUR COMPANY

We have employment/consultant agreements as of October 28, 2014, with our key officers, as listed below. Described below are the compensation packages our Board approved for our executive officers. The compensation agreements were approved by our board based upon recommendations conducted by the board.

     NAME                         POSITION                             ANNUAL
                                                                    COMPENSATION
---------------------         ----------------------------          ------------
Alan Bignall                  CEO & Director                        $200,000 (1)

William Sorenson              CTO & Director                        $150,000 (2)

James Polakowski              President & COO   & Director          $150,000 (3)

Thomas E. Kelly               CFO, Secretary & Treasurer             $96,000 (4)

Larry Ingwersen               Chairman of the Board                 $120,000 (5)

(1) Pursuant to an Employment Agreement effective August 25, 2014, Mr. Bignall receives a base salary of $200,000 per year. In addition to the base salary, Mr. Bignall is eligible to receive performance bonuses as to be determined by our Company's Board of Directors. The agreement does not have a term and provides for employment on an at will bases.

The agreement provides for termination with cause, which is determined at the Board of Directors sole discretion. Cause is considered to be conduct injurious to our Company, fraud, misappropriation or embezzlement, conviction of a felony crime or crime of moral turpitude or material breach of the agreement or corporate policies.

If the agreement is terminated without cause after 90 days employment by us, Mr. Bignall would be eligible to receive severance pay that in a gross amount equal to 6 months of the annualized base salary, subject to the execution of a separation agreement.

(2) Pursuant to an employment agreement effective September 14, 2012, Mr. Sorenson receives a base salary of $150,000 per year. In addition to the base salary, Mr. Sorenson is eligible to receive performance bonuses as to be determined by our Company's Board of Directors. Mr. Sorenson receives an auto allowance of $500 and received a $30,000 signing bonus in September 2012. The agreement had a two-year term and expired on September 14, 2014. We renewed the agreement through September 14, 2016.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at our expense. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition the agreement provides for Mr. Sorenson to be able to terminate the agreement for Good Reason. Good Reason is considered to be (i) an adverse change in his status or position as CTO, (ii) a reduction in base salary, or (iii) action by us that adversely affected his participation in the benefits.

(3) Pursuant to an employment agreement effective September 14, 2012, Mr. Polakowski receives a base salary of $150,000 per year. In addition to the base salary, Mr. Polakowski is eligible to receive performance bonuses as to be determined by our Board of Directors. Mr. Polakowski receives an auto allowance of $500 and received a $30,000 signing bonus in September 2012. The agreement had a two-year term and expired on September 14, 2014. We renewed the agreement through September 14, 2016.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at our expense. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition the agreement provides for Mr. Polakowski to be able to terminate the agreement for Good Reason. Good Reason is considered to be (i) an adverse change in his status or position as CEO, (ii) a reduction in base salary, or
(iii) action by us that adversely affected his participation in the benefits.

(4) Pursuant to an Independent Contractor Agreement effective May 22, 2014, Mr. Kelly provides services as a Chief Financial Officer to our Company. The agreement provides for him to devote up to 80% of his time to us and receive a base annual salary of $96,000. In addition he is to receive an option or warrant under the 2012 Plan exercisable for 120,000 shares vesting at a rate of 3,333 shares per month whereby during the first six months, the shares eligible to vest in that period will not vest until the end of the first six months.

Mr. Kelly is eligible to receive performance bonuses as to be determined by our Board of Directors.

Under the Independent Contractor Agreement, we and Mr. Kelly have the right to terminate the agreement, with or without cause with 90 days written notice.

(5) Pursuant to a Corporate Development Services Agreement effective February 15, 2013, with 5X Partners, LLC of which Mr. Ingwersen is a member. The agreement provides for 5X Partners to be paid a base rate of $27,500 per month.

Mr. Ingwersen per the agreement has a time commitment of 80% and a monthly compensation rate of $10,000.

The agreement can be terminated by either party, after giving 90 days notice.

M. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF OCTOBER 28, 2014
--------------------------------------------------------------------------------

The following table sets forth information with respect to the beneficial ownership of our outstanding common stock by:

     o each person who is known by us to be the beneficial owner of five percent (5%) or more of our common stock;

     o Our Chief Executive Officer and financial officer, its other executive officers, and each director as identified in the "Management -- Executive Compensation" section; and

     o    all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of our common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of our common stock that we believe was beneficially owned by each person or entity as of October 28, 2014.

                                                                                      PERCENT OF        PERCENT OF
                                                                 AMOUNT AND NATURE      CLASS             CLASS
                                                                   OF BENEFICIAL     PRE-OFFERING     POST-OFFERING
NAME AND ADDRESS OF BENEFICIAL OWNER *                               OWNER (1)            (2)              (3)
--------------------------------------------------------------- ------------------- --------------- ---------------
Alan F. Bignall, Chief Executive Officer and Director                            0              0%              0%

William E. Sorenson, Chief Technology Officer and Director(4)              890,000          14.30%          14.30%

James J. Polakowski, President, COO and Director                         1,768,000          28.42%          28.42%

Thomas E.  Kelly, Chief Financial Officer, Secretary and                         0              0%              0%
Treasurer

Larry D. Ingwersen, Chairman of the Board (5)                              484,356           7.78%           7.78%

Marc S. Usem, Director                                                      84,356           1.36%           1.36%

Dieter Pape,  Director                                                           0              0%              0%

Julia Sorenson (6)                                                       1,000,000           16.0%           16.0%

Roderick Johnson (5)                                                       421,089           6.76%           6.76%
--------------------------------------------------------------- ------------------- --------------- ---------------
All Directors and Executive Officers as a group                          3,226,712          51.85%          51.85%
(7 persons)                                                     ------------------- --------------- ---------------

*The Address for the above individuals and entities is c/o 1515 Central Avenue, NE, Suite 100, Minneapolis, MN 55413.

     (1) Note: All officers and directors have been awarded stock options that are not expected to be exercised within 60 days of the Date of Issuance for this Offering.
     (2)  Based upon 6,222,001 shares issued and outstanding.
     (3) Based upon 6,222,001 shares of issued and outstanding common stock post-offering.
     (4) Effective August 25, 2014, Mr. Sorenson resigned as our Company's CEO while retaining his CTO role and Mr. Alan F. Bignall was appointed CEO.
     (5) Mr. Ingwersen and Mr. Johnson are partners of 5X Partners, which has entered into a Corporate Development Agreement with our Company.
     (6)  Ms. Sorenson is Mr. Sorenson's ex-wife.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

N. CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS
-----------------------------------------------------------------------------

Other than the transactions discussed below, we have not entered into any transaction nor is there any proposed transactions in which any of the founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

ISSUANCE OF EQUITY

During the year ended December 31, 2013, officers and directors of our Company have been issued options and/or warrants in connection with their services to our Company as set forth in the table below:

       NAME              TYPE OF EQUITY    NUMBER OF SHARES         VALUE
---------------------    --------------    ----------------     -------------
William Sorenson             Option             276,264             $299,443
James Polakowski             Option             276,264             $299,443
Larry D. Ingwersen           Option             127,512             $138,210
Dieter Pape                  Option             38,268               $41,479
Marc S. Usem                 Option             38,268               $41,479

Our Former CFO Thomas Mahoney, in 2013, was issued an option exercisable for 127,512 shares of common stock valued at $138,210. He resigned as the Chief Financial Officer on June 1, 2014.

ISSUANCE OF DEBT

On March 19, 2014, we entered into an unsecured corporate promissory note with our director Larry Ingwersen for $65,000 owed to him by us at December 31, 2013. The note has an interest rate of 3.5781% and a due date of January 19, 2016.

On March 19, 2014, we entered into an unsecured corporate promissory with Polakowski & Sons, a firm owned by our officer and director James Polakowski, for $43,500 owed to Mr. Polakowski by us at December 31, 2013. The note has an interest rate of 3.5781% and a due date of January 19, 2016.

On March 19, 2014, we entered into an unsecured corporate promissory with WE Sorenson & Associates, a firm owned by our officer and director William Sorenson, for $29,500 owed to Mr. Sorenson by us at December 31, 2013. The note has an interest rate of 3.5781% and a due date of January 19, 2016.

On March 19, 2014, we entered into an unsecured corporate promissory with Hilldale Ventures, Inc., a firm owned by our former Chief Financial Officer Thomas Mahoney, for $37,500 owed to Mr. Mahoney by us at December 31, 2013. The note has an interest rate of 3.5781% and a due date of January 19, 2016.

CONTRACT AND PROMISSORY NOTE WITH 5X PARTNERS, LLC

Pursuant to a Corporate Development Services Agreement effective February 15, 2013 with 5X Partners, LLC. The agreement provides for 5X Partners to provide sales and marketing assistance, research and development planning, raising investor financing, registration of investor stock, and the initiation of public trading. The agreement provides for 5X Partners to be paid a base rate of $27,500 per month. The agreement can be terminated by either party, after giving 90 days notice.

A member of 5X Partners, Larry Ingwersen, serves on our board of directors and he is an officer of our Company. 5X Partners is currently paid $27,500 per month for its services. Mr. Ingwersen, per the agreement, has a time commitment of 80% and a monthly compensation rate of $10,000. Mr. Roderick Johnson, a greater than 5% shareholder of our Company, is also a partner of 5X Partners and per the Corporate Development Services Agreement receives a compensation of $10,000 for 80% of his time.

For the six months ended June 30, 2014, 5X Partners billed $155,000. For the years ended December 31, 2103 and 2012, 5X Partners billed $330,000 and $162,000 for its services, respectively.

At December 31, 2013, we exchanged a $265,000 unsecured promissory note for the funds owed. The note has an effective interest rate of 3.5781% and a due date of January 19, 2016.

BANK NOTE GUARANTEE

We have a secured promissory note with a bank. On January 1, 2011, the note had a principal balance of $195,714 with a fixed interest rate of 8.00%. The note was increased by $7,500 on September 8, 2011 and by $10,000 on March 23, 2012. The note was amended on April 30, 2012 to change the fixed interest rate to 7.00%. The weighted-average interest rate was 7.00% and 7.35% in 2013 and 2012, respectively. Monthly payments of principal and interest total $3,938 and the maturity date is May 5, 2017. The promissory note is collateralized by substantially all of our assets and is guaranteed by directors Mr. Polakowski and Mr. Sorenson. There are no bank covenants.

DIRECTOR INDEPENDENCE

Our board of directors undertook its annual review of the independence of the directors and considered whether any director had a material relationship with us or our management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the board of directors affirmatively determined that none of our directors are "independent" as such term is used under the rules and regulations of the Securities and Exchange Commission.

ITEM 11A. MATERIAL CHANGES
--------------------------

None.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
----------------------------------------------------------

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and the exhibits filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. You can read our SEC filings, including the registration statement, over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Additionally, you can obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

                                     EXPERTS

The financial statements as of December 31, 2013 and 2012 and for the years then ended have been so included in reliance on the report of Baker Tilly Virchow Krause LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus information we have filed with it. The information incorporated by reference is an important part of this prospectus and is considered to be part of this prospectus. We incorporate by reference the documents listed as exhibits to the document in
Item 16.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
--------------------------------------------------------------------------------

The Delaware General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Delaware General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Delaware General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Delaware General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Delaware General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Delaware Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
----------------------------------------------------

We have expended, or will expend fees in relation to this registration statement as detailed below:

================================================================= =============
                  EXPENDITURE ITEM                                   AMOUNT
---------------------------------------------------------------- -------------
Attorney Fees                                                          $15,000
----------------------------------------------------------------- -------------
Audit Fees *                                                           $85,000
----------------------------------------------------------------- -------------
Transfer Agent Fees                                                     $2,000
----------------------------------------------------------------- -------------
SEC Registration and Blue Sky Registration fees (estimated)             $3,000
----------------------------------------------------------------- -------------
Printing Costs and Miscellaneous Expenses (estimated)                   $5,000
----------------------------------------------------------------- -------------
TOTAL                                                                 $110,000
================================================================= =============

* Accounting Fees Include Services Provided in Connection With the December 31, 2013 and 2012 Audits, June 30, 2014 and 2013 Quarterly Reviews, and the Preparation of the Form S-1.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------

Our officers and directors are indemnified as provided by the Delaware General Corporation Laws and the bylaws.

Under the Delaware General Corporation Laws, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law,
(b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Delaware law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
------------------------------------------------

During the period of January 1, 2012 through June 30, 2014, we have made unregistered sales or issuances of securities as set forth below.

--------------------------------- ------------------ ----------------- ------------------------- ------------------------
            DATE OF                   TITLE OF            NO. OF                                        CLASS OF
            ISSUANCE                 SECURITIES           SHARES            CONSIDERATION               PURCHASER
--------------------------------- ------------------ ----------------- ------------------------- ------------------------
March 2012                          Common Stock        1,000,000             Formation                 Founders
--------------------------------- ------------------ ----------------- ------------------------- ------------------------
September 2012                      Common Stock        4,000,000       FSC Asset Acquisition          FSC Owners
--------------------------------- ------------------ ----------------- ------------------------- ------------------------
                                                                                                  Officers, Directors,
February 2013                          Options          1,287,313            Compensation            Contractors and
                                                                                                        Employees
--------------------------------- ------------------ ----------------- ------------------------- ------------------------
                                                                            Conversion of
March 2013                          Common Stock         788,724        Convertible Promissory     Business Associates
                                                                                Notes
--------------------------------- ------------------ ----------------- ------------------------- ------------------------
May 2013 - December 2013            Common Stock         246,800               $662,000            Business Associates
--------------------------------- ------------------ ----------------- ------------------------- ------------------------
                                    Common Stock          16,477           Warrant Exercise        Business Associate
--------------------------------- ------------------ ----------------- ------------------------- ------------------------
January 2014 - June 2014            Common Stock         152,000               $380,000            Business Associates
--------------------------------- ------------------ ----------------- ------------------------- ------------------------

EXEMPTION FROM REGISTRATION CLAIMED

All of the above sales by our Company of its unregistered securities were made by our Company in reliance upon Rule 506 of Regulation D and Section 4(2)(and now 4(a)5) of the Securities Act of 1933, as amended (the "1933 Act"). All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to our Company and its management, through pre-existing business relationships, as long standing business associates and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to management of our Company in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to our Company. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
---------------------------------------------------

------- --------------------------------------------------------- --------------
Number  Description
======= ========================================================= ==============

3(i).1  Certificate of Incorporation of IV Desk Holdings, Inc.    Filed Herewith

3(i).2  Certificate of Correction - IVDesk Holdings, Inc.         Filed Herewith

3(i).3  Articles of Incorporation of IV Desk Minnesota, Inc.      Filed Herewith

3(i).4  Amendment to Articles of Incorporation - IVDesk           Filed Herewith
        Minnesota, Inc.

3(i).5  Amendment to Articles of Incorporation - IVDesk           Filed Herewith
        Minnesota, Inc.

3(ii).1 Bylaws of IVDesk Holdings, Inc.                           Filed Herewith

3(ii).2 Bylaws of IVDesk Minnesota, Inc.                          Filed Herewith

4.1     2012 IVDesk Holdings, Inc.'s Stock Incentive Plan         Filed Herewith

5.1     Opinion re: Legality                                      Filed Herewith

10.1    Asset Purchase Agreement                                  Filed Herewith

10.2    Corporate Development Services Agreement - IVDesk         Filed Herewith
        Minnesota, Inc. and 5X Partners, LLC

10.3    Employment Agreement, IVDesk Holdings, Inc. and Alan F.   Filed Herewith
        Bignall

10.4    Executive/Officer Employment Agreement, IVDesk            Filed Herewith
        Minnesota, Inc. and William Sorenson

10.5    Independent Contractor Agreement,  IVDesk Minnesota,      Filed Herewith
        Inc. and T>Edward, Inc. (Thomas E. Kelly)

10.6    Executive/Officer Employment Agreement - IVDesk           Filed Herewith
        Minnesota, Inc. and James Polakowski

10.7    Unsecured Promissory Note, March 19, 2014 - 5X Partners   Filed Herewith
        LLC

10.8    Unsecured Promissory Note, March 19, 2014 - Hilldale      Filed Herewith
        Ventures, Inc.

10.9    Unsecured Promissory Note, March 19, 2014 - Larry         Filed Herewith
        Ingwersen

10.10   Unsecured Promissory Note, March 19, 2014 - WE Sorenson   Filed Herewith
        & Assoc.

10.11   Unsecured Promissory Note, March 19, 2014 - Polakowski    Filed Herewith
        & Sons

21.1    List of Subsidiaries                                      Filed Herewith

23.1    Consent of Attorney                                       Filed Herewith

23.2    Consent of Independent Registered Public Accounting Firm  Filed Herewith
        --------------------------------------------------------- --------------

ITEM 17. UNDERTAKINGS
---------------------

We hereby undertake the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 3, 2014.

                              IVDESK HOLDINGS, INC.


/s/ Alan F. Bignall                                             November 3, 2014
-------------------------------------------------------------
Alan F. Bignall
(Chief Executive Officer and Principal Executive Officer)


/s/ Thomas E. Kelly                                             November 3, 2014
-------------------------------------------------------------
Thomas E. Kelly
(Chief Financial Officer/Principal Accounting Officer)



In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



/s/ Alan F. Bignall                                             November 3, 2014
----------------------------------------------------
Alan F. Bignall, Director


/s/ William E. Sorenson                                         November 3, 2014
----------------------------------------------------
William E. Sorenson, Director


/s/ James J. Polakowski                                         November 3, 2014
----------------------------------------------------
James J. Polakowski, Director


/s/ Larry D. Ingwersen                                          November 3, 2014
----------------------------------------------------
Larry D. Ingwersen, Chairman of the Board


/s/ Dieter L. Paper                                             November 3, 2014
----------------------------------------------------
Dieter L. Pape, Director


/s/ Marc S. Usem                                                November 3, 2014
----------------------------------------------------
Marc S. Usem, Director